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                     STOCK AND NOTE PURCHASE AGREEMENT


                                by and among






                             Paragon Group L.P.

                   Texas Paragon Management Partners L.P.

                 Paragon Group Property Services, Inc.; and

                      Insignia Commercial Group, Inc.














                          Dated as of May 31, 1996

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                        TABLE OF CONTENTS

                                                             Page
                                                             ----

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1
     "A.A.A.". . . . . . . . . . . . . . . . . . . . . . . . .  1
     "Accounts Receivable" . . . . . . . . . . . . . . . . . .  1
     "Agreement" . . . . . . . . . . . . . . . . . . . . . . .  1
     "Annual Earn-Out Statement" . . . . . . . . . . . . . . .  2
     "Applicable Contract" . . . . . . . . . . . . . . . . . .  2
     "Barnett Management Termination Event". . . . . . . . . .  2
     "Barnett Management Termination Fee". . . . . . . . . . .  2
     "Barnett Plaza" . . . . . . . . . . . . . . . . . . . . .  2
     "Best Efforts". . . . . . . . . . . . . . . . . . . . . .  2
     "Breach". . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Buyer" . . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Buyer's Advisors". . . . . . . . . . . . . . . . . . . .  2
     "Buyer's Closing Certificate" . . . . . . . . . . . . . .  2
     "Buyer's Closing Documents" . . . . . . . . . . . . . . .  2
     "Closing" . . . . . . . . . . . . . . . . . . . . . . . .  2
     "Closing Allocation of Joint Assets Agreement". . . . . .  2
     "Closing Cooper Agreements" . . . . . . . . . . . . . . .  2
     "Closing Date". . . . . . . . . . . . . . . . . . . . . .  2
     "Closing Date Employee Accounts Receivable" . . . . . . .  4
     "Completed Lease" . . . . . . . . . . . . . . . . . . . .  2
     "Confidentiality Letter". . . . . . . . . . . . . . . . .  3
     "Consent" . . . . . . . . . . . . . . . . . . . . . . . .  3
     "Contemplated Transactions" . . . . . . . . . . . . . . .  3
     "Continuing Liabilities". . . . . . . . . . . . . . . . .  3
     "Contract". . . . . . . . . . . . . . . . . . . . . . . .  3
     "Controlled Management Properties". . . . . . . . . . . .  3
     "Cooper". . . . . . . . . . . . . . . . . . . . . . . . .  3
     "Cooper Agreement". . . . . . . . . . . . . . . . . . . .  3
     "Cooper Consulting/Non-Competition Agreement" . . . . . .  3
     "Cooper Partnership". . . . . . . . . . . . . . . . . . .  4
     "Cooper Partnership Properties" . . . . . . . . . . . . .  4
     "Consulting/Non-Competition Agreements" . . . . . . . . .  3
     "Copyrights". . . . . . . . . . . . . . . . . . . . . . .  4
     "Damages" . . . . . . . . . . . . . . . . . . . . . . . .  4
     "Delivered Cooper Partnership Agreements" . . . . . . . .  4
     "Delivered PGPSI Service Agreements". . . . . . . . . . .  4
     "Designated Employees". . . . . . . . . . . . . . . . . .  4
     "Earn-Out Amount" . . . . . . . . . . . . . . . . . . . .  4
     "Earn-Out Payment I". . . . . . . . . . . . . . . . . . .  4
     "Earn-out Payment II" . . . . . . . . . . . . . . . . . .  4
     "Effective Time". . . . . . . . . . . . . . . . . . . . .  4
     "Effective Time PGPSI Commercial Clients" . . . . . . . .  4
     "Effective Time PGPSI Commercial Properties". . . . . . .  4
     "Employee Designation Date" . . . . . . . . . . . . . . .  4
     "Encumbrance" . . . . . . . . . . . . . . . . . . . . . .  4
     "Environment" . . . . . . . . . . . . . . . . . . . . . .  5

     "Environmental, Health, and Safety Liabilities" . . . . .  5
     "Environmental Law" . . . . . . . . . . . . . . . . . . .  5
     "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . .  6
     "ERISA Affiliate" . . . . . . . . . . . . . . . . . . . .  6
     "Excluded Assets" . . . . . . . . . . . . . . . . . . . .  6
     "Final Proration Report". . . . . . . . . . . . . . . . .  6
     "Fletcher/PGPSI Termination". . . . . . . . . . . . . . .  6
     "GAAP". . . . . . . . . . . . . . . . . . . . . . . . . .  6
     "Governmental Authorization". . . . . . . . . . . . . . .  6
     "Governmental Body" . . . . . . . . . . . . . . . . . . .  6
     "Great Southwest Management Agreement". . . . . . . . . .  7
     "Hazardous Activity". . . . . . . . . . . . . . . . . . .  7
     "Hazardous Materials" . . . . . . . . . . . . . . . . . .  7
     "HSR Act" . . . . . . . . . . . . . . . . . . . . . . . .  7
     "IFG" . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     "IFG Registration Rights Agreement" . . . . . . . . . . .  7
     "IFG Warrants". . . . . . . . . . . . . . . . . . . . . .  7
     "IFG Warrant Agreement" . . . . . . . . . . . . . . . . .  7
     "Indemnified Persons" . . . . . . . . . . . . . . . . . .  7
     "Initial Proration Report". . . . . . . . . . . . . . . .  7
     "Intellectual Property Assets". . . . . . . . . . . . . .  7
     "Interim Balance Sheet" . . . . . . . . . . . . . . . . .  8
     "IRC" . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     "Knaus Employment Agreement". . . . . . . . . . . . . . .  8
     "Knowledge" . . . . . . . . . . . . . . . . . . . . . . .  8
     "Legal Requirement" . . . . . . . . . . . . . . . . . . .  8
     "Managed Properties". . . . . . . . . . . . . . . . . . .  8
     "Management Termination Event". . . . . . . . . . . . . .  8
     "Management Termination Properties" . . . . . . . . . . .  9
     "Marks" . . . . . . . . . . . . . . . . . . . . . . . . .  9
     "Means" . . . . . . . . . . . . . . . . . . . . . . . . .  9
     "Means Consulting/Non-Competition Agreement". . . . . . .  9
     "Modification Notice" . . . . . . . . . . . . . . . . . .  9
     "Multi-Employer Plan" . . . . . . . . . . . . . . . . . .  9
     "1996 Dallas Industrial Property" . . . . . . . . . . . .  9
     "New Paragon Residential" . . . . . . . . . . . . . . . .  9
     "New Paragon Residential Note". . . . . . . . . . . . . .  9
     "Non-Affiliated Management Properties". . . . . . . . . .  9
     "Non-Designated Employees". . . . . . . . . . . . . . . .  9
     "Non-Transition Employees". . . . . . . . . . . . . . . .  9
     "Non-Voting Class". . . . . . . . . . . . . . . . . . . .  9
     "Occupational Safety and Health Law". . . . . . . . . . . 10
     "Order" . . . . . . . . . . . . . . . . . . . . . . . . . 10
     "Ordinary Course of Business" . . . . . . . . . . . . . . 10
     "Organizational Documents". . . . . . . . . . . . . . . . 10
     "Other Benefit Obligations" . . . . . . . . . . . . . . . 10
     "Owned Assets". . . . . . . . . . . . . . . . . . . . . . 10
     "PBGC". . . . . . . . . . . . . . . . . . . . . . . . . . 10
     "PGGPH" . . . . . . . . . . . . . . . . . . . . . . . . . 10
     "PGLPH" . . . . . . . . . . . . . . . . . . . . . . . . . 11
     "PGL" . . . . . . . . . . . . . . . . . . . . . . . . . . 11

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     "PG Group". . . . . . . . . . . . . . . . . . . . . . . . 11
     "PG Group Person" . . . . . . . . . . . . . . . . . . . . 11
     "PG Group Properties" . . . . . . . . . . . . . . . . . . 11
     "PG Parent" . . . . . . . . . . . . . . . . . . . . . . . 11
     "PG Parent Registration Rights Agreement" . . . . . . . . 11
     "PG Parent Warrant Agreement" . . . . . . . . . . . . . . 11
     "PG Parent Warrants". . . . . . . . . . . . . . . . . . . 11
     "PGPSI" . . . . . . . . . . . . . . . . . . . . . . . . . 11
     "PGPSI Commercial Division" . . . . . . . . . . . . . . . 11
     "PGPSI Note". . . . . . . . . . . . . . . . . . . . . . . 11
     "PGPSI Other Benefit Obligation". . . . . . . . . . . . . 11
     "PGPSI Stock Plan". . . . . . . . . . . . . . . . . . . . 11
     "PGPSI Plan". . . . . . . . . . . . . . . . . . . . . . . 11
     "PGPSI Services Agreement". . . . . . . . . . . . . . . . 11
     "PGPSI VEBA". . . . . . . . . . . . . . . . . . . . . . . 12
     "Paragon Consulting/Non-Competition Agreement". . . . . . 12
     "Paragon/St. Louis" . . . . . . . . . . . . . . . . . . . 12
     "Patents" . . . . . . . . . . . . . . . . . . . . . . . . 12
     "Pension Plan". . . . . . . . . . . . . . . . . . . . . . 12
     "Person". . . . . . . . . . . . . . . . . . . . . . . . . 12
     "Plan". . . . . . . . . . . . . . . . . . . . . . . . . . 12
     "Plan Sponsor". . . . . . . . . . . . . . . . . . . . . . 12
     "Proceeding". . . . . . . . . . . . . . . . . . . . . . . 12
     "Property" or "Properties". . . . . . . . . . . . . . . . 12
     "Property Interest" or "Property Interests" . . . . . . . 12
     "Property Specific Management Termination Fee". . . . . . 12
     "Proprietary Rights Agreement". . . . . . . . . . . . . . 12
     "Purchase Price". . . . . . . . . . . . . . . . . . . . . 12
     "Qualified Plan". . . . . . . . . . . . . . . . . . . . . 12
     "Qualified Revenue" . . . . . . . . . . . . . . . . . . . 12
     "Real Estate Brokerage Agreement" . . . . . . . . . . . . 12
     "Related Person". . . . . . . . . . . . . . . . . . . . . 13
     "Release" . . . . . . . . . . . . . . . . . . . . . . . . 14
     "Replacement PGPSI Management Agreement". . . . . . . . . 14
     "Representative". . . . . . . . . . . . . . . . . . . . . 14
     "Securities Act". . . . . . . . . . . . . . . . . . . . . 14
     "Sellers" . . . . . . . . . . . . . . . . . . . . . . . . 14
     "Seller's Closing Certificate". . . . . . . . . . . . . . 14
     "Sellers' Closing Documents". . . . . . . . . . . . . . . 14
     "Seller's Control Environmental Liability". . . . . . . . 14
     "Shares". . . . . . . . . . . . . . . . . . . . . . . . . 14
     "Southwood" . . . . . . . . . . . . . . . . . . . . . . . 14
     "St. Louis Lease" . . . . . . . . . . . . . . . . . . . . 14
     "Syndicated GE Partnerships". . . . . . . . . . . . . . . 14
     "Syndicated GE Partnership Properties". . . . . . . . . . 14
     "Subsidiary". . . . . . . . . . . . . . . . . . . . . . . 14
     "Tampa Lease" . . . . . . . . . . . . . . . . . . . . . . 14
     "Tax Allocation Agreement". . . . . . . . . . . . . . . . 15
     "Tax Return". . . . . . . . . . . . . . . . . . . . . . . 15
     "Threat of Release" . . . . . . . . . . . . . . . . . . . 15
     "Threatened". . . . . . . . . . . . . . . . . . . . . . . 15
     "Title IV Plans". . . . . . . . . . . . . . . . . . . . . 15

     "TPMPL" . . . . . . . . . . . . . . . . . . . . . . . . . 15
     "Trade Secrets" . . . . . . . . . . . . . . . . . . . . . 15
     "Transition Employees". . . . . . . . . . . . . . . . . . 15
     "VEBA". . . . . . . . . . . . . . . . . . . . . . . . . . 15
     "Voting Class". . . . . . . . . . . . . . . . . . . . . . 15
     "Welfare Plan". . . . . . . . . . . . . . . . . . . . . . 15
     "Westgate". . . . . . . . . . . . . . . . . . . . . . . . 15
     "WRCH". . . . . . . . . . . . . . . . . . . . . . . . . . 15

2.   SALE AND TRANSFER OF SHARES; PGPSI NOTE PURCHASE;
     CLOSING; OTHER AGREEMENTS . . . . . . . . . . . . . . . . 15
     2.1   Shares and PGPSI Note . . . . . . . . . . . . . . . 15
     2.2   Purchase Price. . . . . . . . . . . . . . . . . . . 16
     2.3   Closing . . . . . . . . . . . . . . . . . . . . . . 16
     2.4   Closing Obligations . . . . . . . . . . . . . . . . 17
     2.5   Earn-Out Amount . . . . . . . . . . . . . . . . . . 18
     2.6   Balance Sheets on the Closing Date. . . . . . . . . 22
     2.7   Liabilities and Revenues/Prorations . . . . . . . . 24
     2.8   Continuing Liabilities. . . . . . . . . . . . . . . 28
     2.9   Tax Return. . . . . . . . . . . . . . . . . . . . . 28
     2.10  IFG Registration Rights . . . . . . . . . . . . . . 28
     2.11  PGPSI Services Agreement
           in Effect on the Closing Date . . . . . . . . . . . 28
     2.12  Consulting/Non-Competition Agreements . . . . . . . 30
     2.13  Real Estate Brokerage . . . . . . . . . . . . . . . 30
     2.14  [Intentionally Omitted] . . . . . . . . . . . . . . 31
     2.15  [Intentionally Omitted] . . . . . . . . . . . . . . 31
     2.16  Tenancy Leases. . . . . . . . . . . . . . . . . . . 31
     2.17  Certain Employment Matters. . . . . . . . . . . . . 32
     2.18  License to Use Tradename. . . . . . . . . . . . . . 35
     2.19  Closing Allocation of Joint Assets Agreement. . . . 35
     2.20  Tenure of Jeremy Fletcher . . . . . . . . . . . . . 35
     2.21  Barnett Management Termination Fee. . . . . . . . . 36
     2.22  Management Termination Fees . . . . . . . . . . . . 37
     2.23  PG Parent Warrants. . . . . . . . . . . . . . . . . 39
     2.24  PG Parent Registration Rights . . . . . . . . . . . 39
     2.25  [Intentionally Omitted] . . . . . . . . . . . . . . 39
     2.26  Limitations on Co-Investment with JP Morgan . . . . 39

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . 40
     3.1   Organization and Good Standing. . . . . . . . . . . 40
     3.2   Authority; No Conflict. . . . . . . . . . . . . . . 41
     3.3   Capitalization. . . . . . . . . . . . . . . . . . . 43
     3.4   Financial Statements. . . . . . . . . . . . . . . . 44
     3.5   Books and Records . . . . . . . . . . . . . . . . . 44
     3.6   Title to Properties; Encumbrances . . . . . . . . . 45
     3.7   Condition and Sufficiency of Assets . . . . . . . . 46
     3.8   Accounts Receivable . . . . . . . . . . . . . . . . 46
     3.9   [Intentionally Omitted] . . . . . . . . . . . . . . 46
     3.10  No Undisclosed Liabilities. . . . . . . . . . . . . 46
     3.11  Taxes . . . . . . . . . . . . . . . . . . . . . . . 47
     3.12  No Material Adverse Change. . . . . . . . . . . . . 48

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     3.13  Employee Benefits . . . . . . . . . . . . . . . . . 48
     3.14  Compliance with Legal
           Requirements; Governmental Authorizations . . . . . 53
     3.15  Legal Proceedings; Orders . . . . . . . . . . . . . 55
     3.16  Absence of Certain Changes and Events . . . . . . . 56
     3.17  Contracts; No Defaults. . . . . . . . . . . . . . . 57
     3.18  Insurance . . . . . . . . . . . . . . . . . . . . . 61
     3.19  Environmental Matters . . . . . . . . . . . . . . . 63
     3.20  Employees . . . . . . . . . . . . . . . . . . . . . 65
     3.21  Labor Relations; Compliance . . . . . . . . . . . . 66
     3.22  Intellectual Property . . . . . . . . . . . . . . . 66
     3.23  Certain Payments. . . . . . . . . . . . . . . . . . 69
     3.24  PGPSI Services Agreements . . . . . . . . . . . . . 69
     3.25  PGPSI Services Agreement Revenues . . . . . . . . . 70
     3.26  Disclosure. . . . . . . . . . . . . . . . . . . . . 70
     3.27  Relationships with Related Persons. . . . . . . . . 70
     3.28  Brokers or Finders. . . . . . . . . . . . . . . . . 70
     3.29  PGPSI Note. . . . . . . . . . . . . . . . . . . . . 71
     3.30  Net Operating Loss. . . . . . . . . . . . . . . . . 71

4.   REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . 71
     4.1   Organization and Good Standing. . . . . . . . . . . 71
     4.2   Authority; No Conflict. . . . . . . . . . . . . . . 71
     4.3   Investment Intent . . . . . . . . . . . . . . . . . 72
     4.4   Certain Proceedings . . . . . . . . . . . . . . . . 72
     4.5   Brokers or Finders. . . . . . . . . . . . . . . . . 72

5.   COVENANTS OF SELLERS AND PGPSI PRIOR TO/ON CLOSING DATE . 73
     5.1   Required Approvals. . . . . . . . . . . . . . . . . 73
     5.2   Shareholder Approval. . . . . . . . . . . . . . . . 73
     5.3   Current Information . . . . . . . . . . . . . . . . 73
     5.4   [Intentionally Omitted] . . . . . . . . . . . . . . 73
     5.5   Securities Laws Compliance. . . . . . . . . . . . . 73
     5.6   Operations Prior to Closing Date. . . . . . . . . . 74
     5.7   Miscellaneous Agreements and Consents . . . . . . . 75
     5.8   Access and Investigation. . . . . . . . . . . . . . 76
     5.9   Notification. . . . . . . . . . . . . . . . . . . . 76
     5.10  No Negotiation. . . . . . . . . . . . . . . . . . . 76

6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE. . . . . . . . . 77
     6.1   Approvals of Governmental Bodies. . . . . . . . . . 77

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE . . . 77
     7.1   Accuracy of Representations . . . . . . . . . . . . 77
     7.2   Performance . . . . . . . . . . . . . . . . . . . . 77
     7.3   Consents. . . . . . . . . . . . . . . . . . . . . . 78
     7.4   Additional Documents. . . . . . . . . . . . . . . . 78
     7.5   No Proceedings. . . . . . . . . . . . . . . . . . . 79
     7.6   No Claim Regarding Stock
           Ownership or Sale Proceeds. . . . . . . . . . . . . 79
     7.7   No Prohibition. . . . . . . . . . . . . . . . . . . 79

     7.8   Book Value of Owned Assets. . . . . . . . . . . . . 80
     7.9   Financial Statements; Comfort Letters . . . . . . . 80
     7.10  Division/Cost Allocation
           of Certain PGPSI Assets . . . . . . . . . . . . . . 80
     7.11  Unimproved Real Estate. . . . . . . . . . . . . . . 80
     7.12  Revenues Attributable to Continuing
           PGPSI Services Agreements . . . . . . . . . . . . . 80

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE. . . 81
     8.1   Accuracy of Representations . . . . . . . . . . . . 81
     8.2   Buyer's Performance . . . . . . . . . . . . . . . . 81
     8.3   Consents. . . . . . . . . . . . . . . . . . . . . . 81
     8.4   Additional Documents. . . . . . . . . . . . . . . . 81
     8.5   No Proceedings. . . . . . . . . . . . . . . . . . . 82
     8.6   Division/Cost Allocation of Certain PGPSI Assets. . 82

9.   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . 82
     9.1   Termination Events. . . . . . . . . . . . . . . . . 82
     9.2   Effect of Termination . . . . . . . . . . . . . . . 83

10.  INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . 83
     10.1  Survival; Right to Indemnification
           Not Affected by Knowledge . . . . . . . . . . . . . 83
     10.2  Indemnification and Payment
           of Damages by Sellers . . . . . . . . . . . . . . . 84
     10.3  [Intentionally Omitted] . . . . . . . . . . . . . . 85
     10.4  Indemnification and Payment of Damages by Buyer . . 86
     10.5  [Intentionally Omitted] . . . . . . . . . . . . . . 86
     10.6  Procedure for Indemnification--
           Third Party Claims. . . . . . . . . . . . . . . . . 86
     10.7  Procedure for Indemnification--Other Claims . . . . 88

11.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . 88
     11.1  Expenses. . . . . . . . . . . . . . . . . . . . . . 88
     11.2  Mandatory Arbitration . . . . . . . . . . . . . . . 88
     11.3  Confidentiality . . . . . . . . . . . . . . . . . . 89
     11.4  Notices . . . . . . . . . . . . . . . . . . . . . . 89
     11.5  [Intentionally Omitted] . . . . . . . . . . . . . . 90
     11.6  Further Assurances. . . . . . . . . . . . . . . . . 91
     11.7  Waiver. . . . . . . . . . . . . . . . . . . . . . . 91
     11.8  Entire Agreement and Modification . . . . . . . . . 91
     11.9  Agreement with Cooper . . . . . . . . . . . . . . . 91
     11.10 Assignments, Successors,
           and No Third-Party Rights . . . . . . . . . . . . . 92
     11.11 Severability. . . . . . . . . . . . . . . . . . . . 92
     11.12 Section Headings, Construction. . . . . . . . . . . 92
     11.13 Time of Essence . . . . . . . . . . . . . . . . . . 92
     11.14 Governing Law . . . . . . . . . . . . . . . . . . . 92
     11.15 Counterparts. . . . . . . . . . . . . . . . . . . . 93

                STOCK AND NOTE PURCHASE AGREEMENT

     This Stock and Note Purchase Agreement ("Agreement") is made as of May 31, 1996, by Insignia Commercial Group, Inc., a Delaware corporation ("Buyer"), Paragon Group L.P., a Delaware limited partnership ("PGL"), Texas Paragon Management Partners L.P., a Texas limited partnership ("TPMPL"), and Paragon Group Property Services, Inc., a Delaware corporation ("PGPSI"). PGL and TPMPL are referred to herein collectively as "Sellers."

                             RECITALS

     PGPSI is engaged in the operation of a national multi-family residential and commercial property management service business, providing its services both to properties which are owned by affiliates of Paragon Group, Inc. and to unaffiliated properties.

     The Sellers own all the shares of the capital stock of PGPSI
(the "Shares").

     Buyer is an affiliate of Insignia Financial Group, Inc., which through one or more subsidiaries or affiliates operates a national real estate service business, including property management, asset management, property brokerage and mortgage banking.

     Sellers desire to transfer and assign the multi-family residential property management service business of PGPSI to another affiliate of Sellers, leaving PGPSI only in the business of providing commercial property management services.

     Sellers desire to sell, and Buyer desires to purchase PGPSI for the consideration and on the terms set forth in this Agreement, and thereby to acquire and to integrate PGPSI's commercial property services business into the Buyer's existing operations as a major provider of commercial property services.


                            AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "A.A.A."--as defined in Section 11.2.

     "ACCOUNTS RECEIVABLE" -- as defined in Section 3.8(a).

     "AGREEMENT"-- this Stock and Note Purchase Agreement.

     "ANNUAL EARN-OUT STATEMENT"--as defined in Section 2.5(d).

     "APPLICABLE CONTRACT"--any Contract, including any PGPSI Services Agreements presently in effect, (a) under which PGPSI has or may acquire any rights, (b) under which PGPSI has or may become subject to any obligation or liability, or (c) by which PGPSI or any of the assets owned or used by it is or may become bound.

     "BARNETT MANAGEMENT TERMINATION EVENT"-- as defined in Section
2.21.

     "BARNETT MANAGEMENT TERMINATION FEE"-- as defined in Section
2.21.

     "BARNETT PLAZA"-- that certain office building complex presently owned by Para-Met Plaza Associates and located at 101
East Kennedy, Tampa, Florida.

     "BEST EFFORTS"--the reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, but without the obligation to expend any money other than incidental out of pocket expenditures.

     "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

     "BUYER"--as defined in the first paragraph of this Agreement.

     "BUYER'S ADVISORS"-- as defined in Section 5.8.

     "BUYER'S CLOSING CERTIFICATE"-- as defined in Section
2.4(b)(vii).

     "BUYER'S CLOSING DOCUMENTS"-- as defined in Section 4.2.

     "CLOSING"--as defined in Section 2.3.

     "CLOSING ALLOCATION OF JOINT ASSETS AGREEMENT"--as defined in
Section 7.10.

     "CLOSING COOPER AGREEMENTS"-- as defined in Section 7.2(d).

     "CLOSING DATE"--the date and time as of which the Closing actually takes place.

     EFFECTIVE TIME EMPLOYEE ACCOUNTS RECEIVABLE"--as defined in
Section 3.8(b).

     "COMPLETED LEASE"--as defined in Section 2.7(c)(viii).

     "CONFIDENTIALITY LETTER"-- as defined in Section 11.3.

     "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONSULTING/NON-COMPETITION AGREEMENTS"--the Paragon
Consulting/Non-Competition Agreement, the Cooper Consulting/Non-
Competition Agreement, and the Means Consulting/Non-Competition
Agreement.

     "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

           (a) the sale by the Sellers to Buyer and the purchase
     (and payment therefor) by Buyer from the Sellers of the Shares and the PGPSI Note;

           (b) the execution, delivery, and performance of the Paragon Consulting/Non-Competition Agreement, the Cooper Agreement, the IFG Warrant Agreement, the IFG Registration Rights Agreement, the PG Parent Warrant Agreement, the PG Parent Registration Rights Agreement, the Cooper Consulting/Non-Competition Agreement, the Knaus Employment Agreement, the Means Consulting/Non-Competition Agreement, the Real Estate Brokerage Agreement, the Closing Allocation of the Joint Assets Agreement, and the Tax Allocation Agreement;

           (c) the performance by Buyer, PGPSI and Sellers of their respective covenants and obligations under this Agreement, including without limitation their obligations under Section
     2 hereof;

           (d) Buyer's acquisition and ownership of the Shares and exercise of control over PGPSI; and

           (e) the performance (including performance by Persons who are not parties hereto) or occurrence of the actions, transactions, events or obligations necessary to satisfy the conditions set forth in Sections 7 and 8 hereof.

     "CONTINUING LIABILITIES"--as defined in Section 2.6(b).

     "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "CONTROLLED MANAGEMENT PROPERTIES"-- the Cooper Partnership
Properties and the PG Group Properties.

     "COOPER"-- William R. Cooper, a resident of Dallas County,
Texas.

     "COOPER AGREEMENT"--as defined in Section 11.9.

     "COOPER CONSULTING/NON-COMPETITION AGREEMENT"-- as defined in
Section 7.4(c).

     "COOPER PARTNERSHIP"-- any general partnership, joint venture, limited partnership, limited liability company, trust, corporation or other entity listed on EXHIBIT 1.A hereto.

     "COOPER PARTNERSHIP PROPERTIES"--the Properties listed on
EXHIBIT 1.B.

     "COPYRIGHTS"-- as defined in Section 3.22(a)(iii).

     "DAMAGES"--as defined in Section 10.2.

     "DELIVERED COOPER PARTNERSHIP AGREEMENTS"-- those documents listed on EXHIBIT 1.C consisting of Organizational Documents of the Cooper Partnerships which (or accurate photocopies of which) were actually delivered to Buyer no later than May 31, 1996, but excluding any undelivered written portions of such Organizational Documents or any unwritten portions of such Organizational Documents.

     "DELIVERED PGPSI SERVICE AGREEMENTS"-- those documents listed on EXHIBIT 1.D consisting of PGPSI Service Agreements which (or accurate photocopies of which) were actually delivered to Buyer no later than May 31, 1996, but excluding any undelivered written portions of such Agreements or any unwritten portions of such Agreements.

     "DESIGNATED EMPLOYEES"--as defined in Section 2.17(a).

     "EARN-OUT AMOUNT"--as defined in Section 2.5.

     "EARN-OUT PAYMENT I"--as defined in Section 2.5(b).

     "EARN-OUT PAYMENT II"-- as defined in Section 2.5(c).

     "EFFECTIVE TIME"--the end of the day June 30, 1996.

     "EFFECTIVE TIME PGPSI COMMERCIAL CLIENTS"-- as defined in
Section 2.5.(a)(i).

     "EFFECTIVE TIME PGPSI COMMERCIAL PROPERTIES"-- as defined in
Section 2.5.(a)(i).

     "EMPLOYEE DESIGNATION DATE" --as defined in Section 2.17(a).

     "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

           (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

           (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

           (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

           (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

           (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

           (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

           (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

           (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

           (e) protecting resources, species, or ecological amenities;

           (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

           (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

           (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA AFFILIATE"-- as defined in Section 3.13.

     "EXCLUDED ASSETS"-- as defined in Section 2.6(a).

     "FINAL PRORATION REPORT"-- as defined in Section 2.7(b).

     "FLETCHER/PGPSI TERMINATION"-- as defined in Section 2.20.

     "GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

     "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY"--any:

           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

           (b) federal, state, local, municipal, foreign, or other government;

           (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

           (d) multi-national organization or body; or

           (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "GREAT SOUTHWEST MANAGEMENT AGREEMENT"--as defined in Section
2.7(c)(vi).

     "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from a property or any part thereof into the Environment.

     "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "IFG"--Insignia Financial Group, Inc., a Delaware corporation.

     "IFG REGISTRATION RIGHTS AGREEMENT"--as defined in Section
2.10 hereof.

     "IFG WARRANTS"--as defined in Section 2.2.

     "IFG WARRANT AGREEMENT"--as defined in Section 2.2.

     "INDEMNIFIED PERSONS"-- as defined in Section 10.2.

     "INITIAL PRORATION REPORT"-- as defined in Section 2.7(b).

     "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.

     "INTERIM BALANCE SHEET"--as defined in Section 3.4.

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States
Department of the Treasury.

     "KNAUS EMPLOYMENT AGREEMENT"--as defined in Section 7.4(e).

     "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. PGPSI and Sellers will be deemed to have "Knowledge" of a particular fact or other matter if any of Cooper, Means, Doug Knaus, Steve Caron, Lynn Caldwell, Barry Nelson, David Fitch, Patrick G. ("Rick") Cooper, Jeremy Fletcher, Scott Smithers, Hal Flowers, Scott Martin, Lewis Levey, Robert Gidel, Jerry Bonner, Thomas Ferguson, Brian Lavin, James Cobb, Robert Guimbarda, Gerald Hasara, James Johnson, has, or had, Knowledge of such fact or other matter. Buyer will be deemed to have "Knowledge" of a particular fact or other matter if any of Frank M. Garrison, Janice Cole, Alan Ballew, Ronald R. Uretta, Tina Morrow, Henry Horowitz, Andrew Farkas, John Combs, Wayne Etheridge, Michael Horowitz, Robert Shibuya, Ken Miller, Louis Genarelli, or Fred Meno has, or had, Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (as to representations and warranties set forth in this Agreement, such orders, constitutions, laws, ordinances, principles of common law, regulations, statutes, or treaties in effect as of the date such representation or warranty is made).

     "MANAGED PROPERTIES"--the Properties with respect to which PGPSI provides or is obligated to provide property management services and/or leasing services and/or real estate brokerage services and/or development services and/or other services pursuant to a PGPSI Services Agreement, which Properties as of the date hereof are listed on EXHIBIT 1.E hereof.

     "MANAGEMENT TERMINATION EVENT"-- with respect to a Management Termination Property, the cessation of PGPSI's services under a PGPSI Services Agreement for any reason (including sale of such Management Termination Property) other than (i) the voluntary termination by PGPSI of such services, or (ii) termination of the PGPSI Services Agreement by the owner(s) of such Management

Termination Property on the basis of PGPSI's sustained gross negligence, willful misconduct or mismanagement in the performance of its services under the PGPSI Services Agreement, as measured by prevailing industry standards.

     "MANAGEMENT TERMINATION PROPERTIES"-- the Properties listed on
Exhibit 1.J-1 hereof.

     "MARKS"-- as defined in Section 3.22(a)(i).

     "MEANS"-- Steven A. Means, a resident of Dallas County, Texas.

     "MEANS CONSULTING/NON-COMPETITION AGREEMENT"-- as defined in
Section 7.4(d).

     "MODIFICATION NOTICE"--as defined in Section 5.9.

     "MULTI-EMPLOYER PLAN"-- as defined in Section 3.13.

     "1996 DALLAS INDUSTRIAL PROPERTY"--as defined in Section
2.7(c)(vi).

     "NEW PARAGON RESIDENTIAL"--a to-be-formed Delaware corporation which will be the transferee of the Excluded Assets.

     "NEW PARAGON RESIDENTIAL NOTE"--a promissory note to be created on or before the Closing Date payable by New Paragon Residential in the original principal amount of not less than $4,430,000 nor greater than $4,460,000 payable to the order of PGL, which note represents the assumption of liability by New Paragon Residential of a portion of a promissory note originally dated July 28, 1994 payable by PGPSI to PGL Associates L.P. (which note was subsequently endorsed to PGL).

     "NON-AFFILIATED MANAGEMENT PROPERTIES"-- Properties listed on
Exhibit 2.11.(d)-1 hereof.

     "NON-DESIGNATED EMPLOYEES"--as defined in Section 2.17(b).

     "NON-TRANSITION EMPLOYEES"--as defined in Section 2.17(a).

     "NON-VOTING CLASS"--as defined in Section 3.3(a).

     "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any generally recognized program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

           (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

           (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

           (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(d) any charter, articles of organization, operating agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person, including a limited liability company; and (e) any amendment to any of the foregoing.

     "OTHER BENEFIT OBLIGATIONS"-- as defined in Section 3.13.

     "OWNED ASSETS"-- as defined in Section 2.6(a).

     "PBGC"-- as defined in Section 3.13.

     "PGGPH"--Paragon Group GP Holdings, Inc., a Delaware corporation.

     "PGLPH"--Paragon Group LP Holdings, Inc., a Delaware corporation.

     "PGL"-- as defined in the first paragraph of this Agreement.

     "PG GROUP"-- collectively, PG Parent, PGL, TPMPL, PGPSI, PGGPH and PGLPH.

     "PG GROUP PERSON"-- a Person being a part of the PG Group.

     "PG GROUP PROPERTIES"-- the seven Properties listed on EXHIBIT 1.F and any additional Properties of which one or more PG Group Persons, individually or collectively, own or control at least nine percent (9%) of the ownership or economic interest (exclusive of lessee tenancies of a term of less than 25 years).

     "PG PARENT"-- Paragon Group, Inc., a Maryland corporation.

     "PG PARENT REGISTRATION RIGHTS AGREEMENT"-- as defined in
Section 2.24 hereof.

     "PG PARENT WARRANT AGREEMENT"-- as defined in Section 2.23 hereof.

     "PG PARENT WARRANTS"-- as defined in Section 2.23 hereof.

     "PGPSI"- the corporation defined in the first paragraph of this Agreement as "PGPSI" and any predecessor corporations merged into Paragon Group Property Services, Inc. and any corporation the rights and liabilities of which were assumed by operation of law by Paragon Group Property Services, Inc. or any such predecessor.

     "PGPSI COMMERCIAL DIVISION"--that segment of the business and operations of PGPSI relating to the rendering of services to Properties, and the assets, employees and other personnel, facilities, property and other assets employed, owned or otherwise used by PGPSI in connection therewith.

     "PGPSI NOTE"-- that certain Promissory Note to be dated a date on or before the Closing Date payable by PGPSI as maker to the order of PGL, to be created in the form of the promissory note attached hereto as EXHIBIT 1.G.

     "PGPSI OTHER BENEFIT OBLIGATION"-- as defined in Section 3.13.

     "PGPSI STOCK PLAN"-- as defined in Section 3.20(d).

     "PGPSI PLAN"-- as defined in Section 3.13.

     "PGPSI SERVICES AGREEMENT"--any Contract pursuant to which PGPSI provides or is obligated to provide property management services and/or leasing services and/or real estate brokerage services and/or development services and/or other services with respect to one or more Properties.

     "PGPSI VEBA"-- as defined in Section 3.13.

     "PARAGON CONSULTING/NON-COMPETITION AGREEMENT"-- as defined in
Section 2.4 (a)(iv).

     "PARAGON/ST. LOUIS"--as defined in Section 2.11(a)(1).

     "PATENTS"-- as defined in Section 3.22(a)(ii).

     "PENSION PLAN"-- as defined in Section 3.13.

     "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN"--as defined in Section 3.13.

     "PLAN SPONSOR"-- as defined in Section 3.13.

     "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PROPERTY" OR "PROPERTIES"-- one or more, as the case may be, office buildings, retail buildings, industrial buildings and other non-residential improvement or development (including such buildings, improvements or developments under construction).

     "PROPERTY INTEREST" or "PROPERTY INTERESTS"-- as defined in
Section 3.19(a)(ii).

     "PROPERTY SPECIFIC MANAGEMENT TERMINATION FEE"-- the fee payable by Sellers to Buyer upon the occurrence of a Management Termination Event with respect to a specific Management Termination Property as designated on EXHIBIT 1.J-1 hereto and in the amount designated on such EXHIBIT 1.J-1.

     "PROPRIETARY RIGHTS AGREEMENT"-- as defined in Section 3.20(b).

     "PURCHASE PRICE"--as defined in Section 2.2.

     "QUALIFIED PLAN"-- as defined in Section 3.13.

     "QUALIFIED REVENUE"-- as defined in Section 2.5.

     "REAL ESTATE BROKERAGE AGREEMENT"-- as defined in Section
2.13.

     "RELATED PERSON"--with respect to a particular individual:

           (a) each other member of such individual's Family;

           (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

           (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; or

           (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

           (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; or

           (b) any Person that holds a Material Interest in such specified Person; or

           (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); or

           (d) any Person in which such specified Person holds a Material Interest; or

           (e) any Person with respect to which such specified
     Person serves as a general partner or a trustee (or in a similar capacity); and

           (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse as a parent or step-parent, child or step-child, sibling or step-sibling, grandchild or step-grandchild, aunt or uncle, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 15% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 15% of the outstanding equity securities or equity interests in a Person.

     "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPLACEMENT PGPSI MANAGEMENT AGREEMENT"-- as defined in
Section 2.11.

     "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, partner or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SELLERS"--as defined in the first paragraph of this Agreement.

     "SELLERS' CLOSING CERTIFICATE"-- as defined in Section
2.4(a)(v).

     "SELLERS' CLOSING DOCUMENTS"-- as defined in Section 3.2(a).

     "SELLERS' CONTROL ENVIRONMENTAL LIABILITY"-- as defined in
Section 10.2.

     "SHARES"--as defined in the Recitals of this Agreement.

     "SOUTHWOOD"--as defined in Section 2.11(a)(1).

     "ST. LOUIS LEASE"-- as defined in Section 2.16(c).

     "SYNDICATED GE PARTNERSHIPS"--the partnership listed on
EXHIBIT 1.H hereof and which owns the Syndicated GE Partnership
Properties.

     "SYNDICATED GE PARTNERSHIP PROPERTIES"--the ten Properties listed on EXHIBIT 1.I hereof.

     "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of PGPSI.

     "TAMPA LEASE"-- as defined in Section 2.16(b).

     "TAX ALLOCATION AGREEMENT"--as defined in Section 2.9.

     "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been received (orally or in writing) or any notice has been received (orally or in writing), that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "TITLE IV PLANS"-- as defined in Section 3.13.

     "TPMPL"- as defined in the first paragraph of this Agreement.

     "TRADE SECRETS"-- as defined in Section 3.22(a)(iv).

     "TRANSITION EMPLOYEES"--as defined in Section 2.17(a).

     "VEBA"-- as defined in Section 3.13.

     "VOTING CLASS"-- as defined in Section 3.3(b).

     "WELFARE PLAN"-- as defined in Section 3.13.

     "WESTGATE"--as defined in Section 2.11(a)(1).

     "WRCH"-- as defined in Section 11.9.

2.   SALE AND TRANSFER OF SHARES; PGPSI NOTE PURCHASE; CLOSING;
OTHER AGREEMENTS

     2.1   SHARES AND PGPSI NOTE

     Subject to the terms and conditions of this Agreement, at the
Closing:

           (a) Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers; and

           (b) PGL will sell and assign the PGPSI Note to Buyer or a designee of Buyer and Buyer will purchase or cause a designee of Buyer to purchase the PGPSI Note.

     2.2   PURCHASE PRICE

     The purchase price (the "Purchase Price") for the Shares and the PGPSI Note will be $18,100,000 (Eighteen Million One Hundred Thousand Dollars) plus (i) the Earn-Out Amount and (ii) warrants to purchase 50,000 shares of the Class A Common Stock of IFG on the terms and conditions set forth in the form of the IFG Warrant Agreement (the "IFG Warrant Agreement") and IFG Warrant attached hereto collectively as EXHIBIT 2.2(a) (the "IFG Warrants"). The Purchase Price for the PGPSI Note will be the face amount thereof; the balance of the Purchase Price will be allocated to the Shares.

     2.3   CLOSING

     (a)   Unless this Agreement is terminated in accordance with
Section 9 hereof, the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Sellers' counsel in Dallas, Texas at 1:00 p.m. (local time):

           (i) at the option of Buyer, on a date following the last to be fulfilled or waived of the conditions set forth in Sections 7 and 8 that is the third business day following notice by Buyer to Sellers, but in no event later than July 31, 1996; or

           (ii) at the option of Sellers, on a date following the last to be fulfilled or waived of the conditions set forth in Sections 7 and 8 that is the third business day following notice by Sellers to Buyer, but in no event earlier than June 30, 1996 nor later than July 31, 1996; or

           (iii) at such other time and place as the parties may agree.

     Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     (b) The parties hereto acknowledge that as of the date of execution hereof certain of the Exhibits referenced in this Agreement are incomplete and undelivered. The parties agree to use their Best Efforts in good faith to complete and deliver all Exhibits in a timely manner, but in no event later than 5 p.m. CDT Monday, June 3, 1996. The Exhibits hereto shall not be deemed completed and delivered until and unless: (i) all parties have approved them, which approval any party may withhold in its sole discretion; (ii) one set of Exhibits has been attached to Buyer's counterpart of this Agreement and another set has been attached to Sellers' counterpart of this Agreement; and (iii) the Sellers have delivered to the Buyer and the Buyer has delivered to the Sellers no later than 5 p.m. CDT June 3, 1996 a certificate acknowledging the completion, approval and receipt of the Exhibits. In the event that the Exhibits become complete and delivered pursuant to this
Section 2.3(b), they shall be deemed for purposes of this Agreement to have been completed and delivered as of the date hereof. In the event that the Exhibits do not become complete and delivered pursuant to this Section 2.3(b), this Agreement shall automatically terminate as of 5 p.m. CDT June 3, 1996.

     2.4   CLOSING OBLIGATIONS

     At the Closing:

           (a) Sellers or PGPSI, as applicable, will deliver to
     Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

               (ii) a Tax Allocation Agreement executed by the Sellers;

               (iii) the PGPSI Note duly endorsed to Buyer or Buyer's designee;

               (iv) the Consulting/Non-Competition Agreement executed by Sellers and PG Parent in the form attached hereto as EXHIBIT 2.4(a) (the "Paragon Consulting/Non-
           Competition Agreement");

               (v) a certificate executed by Sellers and PGPSI representing and warranting to Buyer that, except as otherwise stated in such certificate, each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any Modification Notices) (the "Sellers' Closing Certificate"); and

               (vi) the IFG Warrant Agreement executed by PGL, the PG Parent Warrant Agreement executed by PG Parent, the PG Parent Registration Rights Agreement executed by PG Parent, the IFG Registration Rights Agreement executed by PGL, and the Closing Allocation of Joint Assets Agreement executed by Sellers;

           (b) Buyer will deliver to Sellers (or to such other
     Persons designated below):

               (i) the following amounts by wire transfer to accounts specified by Sellers:

                    1)   $18,043,000 to PGL; and

                    2)   $57,000 to TPMPL;

               (ii) a consulting fee of $300,000 payable to Sellers or their designee and a non-competition fee of $100,000 payable to the Sellers ($80,000), Cooper ($10,000) and Means ($10,000) pursuant to the Consulting/Non-Competition Agreements, which fees shall be paid by bank cashier's or certified check payable to the order of or by wire transfer to accounts specified by Sellers;

               (iii) the Paragon Consulting/Non-Competition
           Agreement, the Cooper Consulting/Non-Competition
           Agreement and the Means Consulting/Non-Competition
           Agreement, all executed by Buyer;

               (iv) the Great Southwest Management Agreement executed by Buyer;

               (v) the Real Estate Brokerage Agreement executed by Buyer;

               (vi) the Tax Allocation Agreement executed by the Buyer, the Closing Allocation of Joint Assets Agreement executed by Buyer, the IFG Warrant Agreement and the IFG Warrant executed by IFG and the IFG Registration Rights Agreement executed by IFG, the PG Parent Warrant Agreement and the PG Parent Warrant executed by Buyer and the PG Parent Registration Rights Agreement executed by PG Parent; and

               (vii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (the "Buyer's Closing Certificate").

     2.5   EARN-OUT AMOUNT

     (a)   GENERAL TERMS AND DEFINITIONS.

     Within 90 days (or such longer period provided in Section 2.5(d)) following the second anniversary of the Effective Time and/or following the third anniversary of the Effective Time, if applicable, Buyer shall, subject to and in accordance with the terms of this Section 2.5 and Section 2.22 hereof, pay two Earn-Out Payments, if any, to Sellers based on the average annual amount of Qualified Revenue actually received by PGPSI or any Related Person of IFG during two and/or three consecutive twelve (12) month periods following the Effective Time.

     The First Annual Period shall be a 12 consecutive month period the first day of which shall be the day of the Effective Time and the last day shall be the day preceding the first anniversary of the day of the Effective Time. The first day of the Second Annual Period shall be the first anniversary of the Effective Time date and the last day shall be the day preceding the second anniversary of the Effective Time date. The first day of the Third Annual Period shall be the second anniversary of the Effective Time date and the last day shall be the day preceding the third anniversary of the Effective Time date.

     For purposes of this Section 2.5, "Qualified Revenue" means the sum of:

     (i) property management, leasing, development, construction and any other related fees (but excluding reimbursement payments) actually received by PGPSI, IFG or any entity of which (through one or more tiers of ownership) more than 50% of the equity interest is owned, directly or indirectly, by IFG from those commercial property management clients of PGPSI listed on a EXHIBIT 2.5.(a)-1 (the "Effective Time PGPSI Commercial Clients"), which Exhibit shall be delivered by Sellers to Buyer at the Closing and is subject to the reasonable approval of Buyer, and which fees are earned with respect to Properties subject to written binding PGPSI Service Agreements or other service agreements listed on EXHIBIT 2.5.(a)-2 (the "Effective Time PGPSI Commercial Properties"), which Exhibit shall be delivered by Sellers at the Closing and is subject to the reasonable approval of Buyer; and

     (ii) the property management, leasing, development, construction and other related fees (but excluding reimbursement payments) earned with respect to certain
     Properties located within the continental United States which fees are actually received by PGPSI, IFG or any Person of which (through one or more tiers of ownership) more than 50% of the equity interest is owned by IFG, which fees and Properties are further described on and subject to the limitations set forth on EXHIBIT 2.5.(a)-3.

     Notwithstanding anything in this Agreement to the contrary:

           (a) Qualified Revenue shall not include any revenue received by PGPSI, IFG or a direct or junior tier wholly-owned subsidiary of IFG resulting or arising from the acquisition of another Person (other than PGPSI), or in connection with a transaction with a third party in the nature of an acquisition providing economic consideration to such third party in exchange for, or in connection with, the receipt of property management revenue from Contracts (or a subcontracting arrangement under, or later extension of, such Contracts), including, but not limited to, "fee split" arrangements;

           (b) Qualified Revenue shall not include any revenue derived from Property services either: (i) which include re-development of retail properties, except for re-development revenue derived from Effective Time PGPSI Commercial Properties and the Properties described in
           Item 1 of EXHIBIT 2.5(a)-3 paid by Effective Time PGPSI Commercial Clients; or (ii) which relate to hotel or motel properties; and

           (c) amounts otherwise comprising Qualified Revenue shall be reduced by the amount of bona fide earned brokerage fees paid to Persons unaffiliated with IFG to the extent such brokerage fees were incurred directly in connection with a transaction from which the item of Qualified Revenue arose or paid to Sellers or New Paragon Residential pursuant to Section 2.7(c)(viii), (ix), (x), and (xi).

           (d) Qualified Revenue shall not include any revenue derived from Property services related to Properties, except for Effective Time PGPSI Commercial Properties and the Properties described in Item 1 of EXHIBIT 2.5(a)-3 either: (i) in which IFG makes a bona fide investment in such Property or, in connection with such Property, in the owner thereof; or (ii) which are located within:

               (1) the District of Columbia or the area within 50 miles of the exterior boundary of the District of Columbia;

               (2) Cook County, Illinois or the area within 50 miles of the exterior boundary of such county; or

               (3) any borough of New York City, New York or the area within 100 miles of the exterior boundary of any of such boroughs.

               (e) For purposes of calculating the amount of Qualified Revenue, the amount Qualified Revenue deemed received by any Person of which IFG owns (through one or more tiers of ownership) more than 50% but less than 100% of the equity interest shall equal the amount of Qualified Revenue actually received by such Person multiplied by a percentage equal to the percentage of the equity interest in such Person owned (through one or more tiers of ownership) by IFG at the time of receipt of such Qualified Revenue.

               (f) Notwithstanding anything seemingly to the contrary contained in this Agreement, PGPSI, IFG or a Person of which IFG owns (through one or more tiers of ownership) more than 50% of the equity interest, shall have the right to decline or reject any Property services business made available to any of such entities provided those entities act in good faith in any such decision, such decision is based upon reasonably prudent business standards, and such decision is not based upon an attempt to reduce Qualified Revenue.

     (b)   EARN-OUT PAYMENT I

      Provided that BOTH (i) the average annual Qualified Revenue equals at least Seventeen Million Five Hundred Thousand Dollars ($17,500,000) for the two annual periods ending on the last day of the Second Annual Period and (ii) Qualified Revenue for the Second Annual Period is at least $16,500,000, Buyer shall pay Sellers an Earn-Out Fee ("Earn-Out Payment I") equal to:

     (x)   $1,500,000;

     (y) plus a one time payment of 75% of each $50,000 increment by which the average Qualified Revenue for such 24 month period exceeds $17,500,000 up to a total aggregate maximum Earn-Out Payment I of $2,500,000.

     (c)   EARN-OUT PAYMENT II

     In addition to any amounts due Sellers under Section 2.5(b) above, if average annual Qualified Revenue EITHER:

     (i) is at least $19,000,000 for the two annual periods ending on the last day of the Second Annual Period, (provided, however, that the amount of Qualified Revenue during the Second Annual Period shall not be less than $17,500,000); or

     (ii) is at least $18,000,000 for the three annual periods ending on the last day of the Third Annual Period (provided, however, that the amount of Qualified Revenue during the Third Annual Period shall not be less than $17,000,000)

then Buyer shall pay Sellers an Earn-Out Fee ("Earn-Out Payment
II") in the amount of $1,500,000.

     (d)   REPORTING AND CONFIRMATION

     Buyer shall prepare and deliver to Sellers, within sixty-five
(65) days following the end of each of the First Annual Period, the Second Annual Period and the Third Annual Period, a written notice certified as true and correct by the Buyer (the "Annual Earn-Out Statement") detailing the amount of Earn-Out Payment I and/or Earn-Out Payment II, if any, payable to Sellers and the calculation (and detailed basis of determination thereof) of Qualified Revenue received during each of such three Annual Periods. Unless Sellers provide written notice to Buyer of Sellers' objection to the determinations and calculations within 40 days following receipt of the Annual Earn-Out Statement, the calculations and determinations contained in such Annual Earn-Out Statement shall be deemed conclusive and Buyer shall promptly disburse any Earn-Out Payment payable with respect to such Annual Period(s). Buyer shall make available to Sellers, at reasonable cost to Sellers, copies of such books and records pertaining to the calculations and determinations of Qualified Revenue and Earn-Out Payments as are reasonably requested by Sellers and Sellers may, at their expense, audit and review the pertinent information, documents and financial statements related to the calculations and determinations of the Earn-Out Payments. If Sellers provide the written notice of objection, Buyer shall promptly disburse any non-disputed amount of any Earn-Out Payment and Sellers and Buyer shall proceed during the 30 day period following Buyer's receipt of Sellers' written statement of objection to negotiate in good faith to resolve the disputed calculations and determinations. In the event that Sellers and Buyer are unable to agree on a resolution during such 30 day period, Sellers and Buyer shall promptly submit the dispute (and a proposed calculation of total Earn-Out Payment(s)) to an arbitration procedure pursuant to Section 11.2 hereof, the fees for which shall be borne solely by the party (either Buyer on the one hand or Sellers on the other) whose proposed resolution of the disputed Earn-Out Payment calculation has the largest dollar amount of discrepancy from the respective total amounts of Earn-Out Payment(s) submitted by the respective party.

     2.6   BALANCE SHEETS ON THE CLOSING DATE

     (a) OWNED ASSETS. At the Effective Time, PGPSI shall own and have good title, without Encumbrance (except, with respect to the PGPSI Service Agreements, for subordinations of PGPSI's interest therein to the liens of mortgagees encumbering any of the Managed Properties), to all of the assets currently owned and used in conjunction with the operation of PGPSI's business (which assets are described on EXHIBIT 2.6.(a)-1 and shall be reflected in the Interim Balance Sheet of PGPSI) (the "Owned Assets"), including, without limitation:

     (i) all rights and interest of PGPSI in and under the PGPSI Services Agreements in effect; and

     (ii) all furniture, fixtures, equipment, personalty or intellectual property of any kind owned and used by PGPSI in the operation of the PGPSI Commercial Division, including without limitation, computer software, policies and procedures manuals, permits, licenses and lease and utility deposits relating to the PGPSI
           Commercial Division;

   (iii) any other assets which prior to the Effective Time have been used in the Ordinary Course of Business by both the PGPSI Commercial Division and in other segments of PGPSI's business operations, which assets are pursuant to the Closing Allocation of Joint Assets Agreement to be treated as an Owned Asset.

EXCEPT for the following assets, which PGPSI shall transfer, distribute or dispose of before the Effective Time (the "Excluded
Assets"):

     (i) all cash on hand and immediately available funds immediately before the Effective Time, including funds in bank accounts, money market funds and the like (except to the extent that such cash or funds represents deposits held for third parties or payments or deposits for future work or services required to be performed by PGPSI Commercial Division);

     (ii) all rights and claims for refunds of, taxes and other governmental charges for periods ending up to the Effective Time;

    (iii) all property management rights, services agreements and other rights related to residential properties and commercial property activities incidental to the rendering of services to residential properties;

     (iv) all furniture, fixtures, equipment, personalty or intellectual property utilized by PGPSI exclusively in segments of its business other than the PGPSI Commercial Division including without limitation, the name "Paragon Group Property Services", the Paragon logo and the mission statement "The Paragon Way";

     (v) all claims or rights against third parties relating to liabilities or obligations of PGPSI which are not Continuing Liabilities;

     (vi) all rights under PGPSI's insurance policies, including without limitation credits available for cancellation of such policies at the Effective Time, except for those rights listed on EXHIBIT 2.6(a)(vi) hereof;

   (vii) all assets of PGPSI which are presently used in connection with the operation of the PGPSI Commercial Division that in the Ordinary Course of Business prior to the Effective Time become depleted, worn-out or are disposed, but which assets in the aggregate have a fair market value as of May 31, 1996 of less than $10,000;

  (viii) except as otherwise provided in Section 2.7, all accounts receivable;

     (ix)  any stock or options to acquire stock under the PGPSI
           Stock Plan; and

     (x) contract concerning abatement, demolition and construction of a parking plaza property owned by Sibag or its affiliate located in downtown St. Louis, Missouri;

     (xi) any other assets which prior to the Effective Time have been used in the Ordinary Course of Business by both the PGPSI Commercial Division and in other segments of PGPSI's business operations, which assets are pursuant to the Closing Allocation of Joint Assets Agreement to be treated as an Excluded Asset.

     Prior to the Closing, Sellers and PGPSI shall cause the Excluded Assets to be transferred by PGPSI to a party designated by Sellers. Sellers shall be responsible for the payment for and shall promptly pay and discharge (and shall reimburse PGPSI after the Closing for) any and all costs, expenses, taxes, levies or similar charges incurred by PGPSI or imposed at any time on PGPSI by virtue of or resulting from such transfer or disposition. Sellers covenant with and to Buyer that, after giving effect to the transfers and dispositions of Excluded Assets: (a) the unamortized and un-depreciated basis of the amortizable and depreciable Owned Assets for federal income tax purposes shall not be less than twelve million dollars on the Closing Date; and (b) the gain (regardless of whether such gain is treated as ordinary income) realized by PGPSI for federal income tax purposes resulting from the transfer and sale of the Excluded Assets will not exceed $100,000.

     (b) LIABILITIES. Other than the liabilities and obligations listed on EXHIBIT 2.6.(b), including the obligation as maker under the PGPSI Note, (the "Continuing Liabilities"), PGPSI shall have no other material (but in no event in an aggregate amount exceeding $50,000) obligations or liabilities as of the Effective Time or the Closing Date. As provided in Section 2.7, the Sellers on or before the Closing Date shall discharge in their entirety, or arrange for the assumption by New Paragon Residential, or shall cause PGPSI to discharge in their entirety, all liabilities and obligations of PGPSI, other than the Continuing Liabilities, which exist on, have accrued to or which relate to the period up to the Effective Time.

PGPSI shall have continuing liability for the Continuing
Liabilities in accordance with Section 2.7 hereof.

     2.7   LIABILITIES AND REVENUES/PRORATIONS

     (a)   GENERAL RULE FOR PRORATION OF REVENUES AND LIABILITIES

     Subject to the effectiveness of the Closing, any revenue or income of PGPSI earned, as determined in accordance with GAAP, prior to the Effective Time shall inure to the benefit of the Sellers or Sellers' designee. Subject to the obligation of the Sellers to discharge, to arrange for assumption by New Paragon Residential, or to cause PGPSI to discharge, on or before the Closing Date, certain liabilities and obligations of PGPSI in accordance with Section 2.6 and this Section 2.7, the cash balance of PGPSI as of the end of the day preceding the Effective Time shall be remitted on the Closing Date to the Sellers or their designee. Sellers shall discharge, arrange for the assumption by New Paragon Residential of, or shall cause PGPSI to discharge, on or at Closing all the liabilities and all operating and other expenses of PGPSI arising, related or accruing, in accordance with GAAP, to the period prior to the Effective Time, including, without limitation, accounts payable, insurance premiums, fees, lease payments, federal, state and local taxes, tariffs and assessments arising, accruing or related to the period up to the Effective Time. Without limitation, the liabilities of PGPSI with respect to all real or personal property leases shall be current through the Effective Time (including the payment of any pro-rata amounts through the Effective Time) other than any expense reconciliations which may occur after the Effective Time.

     (b)   IMPLEMENTATION PROCEDURES

     If funds are received by PGPSI after the Effective Time with respect to items of pre-Effective Time PGPSI income or revenue, such funds shall be paid by PGPSI to the Sellers or their designee at the later of the Closing Date or promptly after receipt thereof. If invoices, assessments or other expense claims are received by PGPSI after the Effective Time with respect to pre-Effective Time expenses of PGPSI that have accrued or relate to the period prior to the Effective Time, Sellers shall pay or cause a designee of Sellers to pay such expenses at the later of the Closing Date or promptly after receipt of bona fide evidence of such expenses or shall reimburse PGPSI for any pre-Effective Time expenses of PGPSI paid by PGPSI. Buyer shall use its Best Efforts to obtain the prior approval of Sellers or its successor as to any single expense exceeding $5,000 so paid by Buyer, but Buyer's failure to do so shall not constitute a Breach hereof. PGPSI shall prepare, within sixty (60) days following the Closing, a proration statement (the "Initial Proration Report") detailing the amount of any PGPSI pre-Effective Time income or revenue payable to the Sellers or their designee or of any PGPSI pre-Effective Time expenses payable by the

Sellers or their designee. PGPSI and Sellers agree to promptly disburse funds and make payments in accordance with the mutually agreed upon determinations set forth in such Initial Proration Report and to diligently collect all fees and other sources of income even though they may be payable to another party. In the event Sellers disputes one or more proration items, it shall communicate such disputed proration item(s) to PGPSI within 40 days of delivery to Sellers of the Initial Proration Report. In the event that Sellers and PGPSI do not agree to a resolution, PGPSI shall select (which selection shall be reasonably acceptable to a nationally recognized accounting firm to prepare an adjusting proration statement for the disputed items, the fees for which shall be borne solely by the party (either PGPSI on the one hand or Sellers on the other) whose proposed resolution of the disputed proration items has the largest dollar amount of discrepancy (collectively, if there is more than one disputed item) from the proration statement prepared by the accounting firm selected to resolve the dispute.

      PGPSI shall prepare during January 1997 a second proration statement (the "Final Proration Report") respecting the amounts, if any, of any PGPSI pre-Effective Time income or revenue payable to the Sellers or their designee or of any PGPSI pre-Effective Time expenses payable by the Sellers or their designee which was not covered by the Initial Proration Report. Such supplemental report will be subject to the same delivery and dispute resolutions procedures as those governing the Initial Proration Report.

     (c)   SPECIAL PRORATION MATTERS

     Notwithstanding the general application of the proration provisions of Section 2.7(a), the following expenses, income and revenue shall be prorated and allocated as follows:

     (i) Any items that are prepaid by PGPSI on an annual basis such as dues and subscriptions shall not be pro-rated nor credited to the Sellers; provided, however, that any refundable premiums for insurance of PGPSI which is cancelled effective the Closing Date in accordance with the provisions hereof shall be paid to Sellers.

     (ii)  [Intentionally omitted]

    (iii) Sellers shall be responsible for the payment for and shall promptly pay and discharge (and shall reimburse PGPSI at or after the Closing for) any and all costs, expenses, taxes, levies or similar charges incurred by PGPSI or imposed at any time on PGPSI by virtue of or resulting from the transfer or disposition by PGPSI of the Excluded Assets as contemplated by this Agreement.

     (iv) Sellers shall, as Sellers' allocation of bonuses payable to officers and employees of PGPSI attributable to the 1996 pre-Effective Time, immediately after Closing pay to PGPSI $650,000, together with an amount equal to the employer portion of tax and withholding liabilities (without limitation, for FICA, unemployment compensation, PGPSI Plan contributions, etc.) thereon. The amounts payable by Sellers under this Section 2.7(c)(iv) shall be reduced by the amount of the Effective Time Employee Accounts Receivable. Seller shall be responsible for the payment of the employer's portion of tax and withholding liabilities (without limitation, for FICA, unemployment compensation, PGPSI Plan contribution, etc.) with respect to Effective Time Employee Accounts Receivable.

     (v) The allocation of certain payments, expenses, compensation and benefits to certain PGPSI employees or agents or its former employees or agents is governed by
           Section 2.17 hereof and to the extent of any conflict between the provisions of Section 2.7(a) and Section 2.17, the provisions of Section 2.17 shall control.

     (vi) The Sellers shall cause PGPSI to sell and convey the Grand Prairie, Texas industrial development known as "Great Southwest Industrial Center (the "1996 Dallas Industrial Property") immediately before or at Closing to New Paragon Residential. Sellers shall at Closing cause New Paragon Residential to enter into a Management and Development Agreement with PGPSI (the "Great Southwest Management Agreement") pursuant to which PGPSI will be engaged as construction manager, property manager, leasing agent and sales broker with respect to the 1996 Dallas Industrial Property. The Great Southwest Management Agreement shall provide that Barry Nelson, Steve Sears and Jeff Turner remain actively involved in the project, and shall provide for the payment of the following fees to PGPSI: (i) a construction management fee equal to $12,500 to be paid upon completion of the project, (ii) property management and leasing fees consistent with the fees paid under the PGPSI Services Agreement for the PG Group Properties and (iii) brokerage commission of 2% of the purchase price if PGPSI is the sole real estate broker, provided that, if additional brokers participate, the aggregate commission payable to all brokers shall be 3%.

    (vii) PGPSI shall, immediately prior to Closing, terminate and pay and assume all costs related to terminating any PGPSI Plans and the PGPSI Stock Plan.

  (viii) With respect to leasing commissions, in cases where at the Effective Time both: (a) a lease has been executed by all the parties necessary to create a binding obligation of all the parties thereto; and (b) there are no contingencies or unfulfilled conditions which must be satisfied or obligations which must be performed by any party thereto before the obligation to pay PGPSI a leasing commission arises (a "Completed Lease"), then the leasing revenue arising from such Completed Lease actually received by PGPSI during the 90 day period beginning on the Effective Time shall be deemed "earned" as of the Effective Time and shall be paid by PGPSI to Sellers after deduction for any and all expenses incurred in connection with such Completed Lease, including without limitation the payment of any amounts to employees or third parties in connection with such Completed Lease. Notwithstanding the foregoing, if the only condition remaining to be satisfied before the obligation to pay PGPSI a leasing commission is the occupancy by the tenant under such lease of the designated premises covered thereby and PGPSI has no obligation to perform tenant improvement services or other services with respect to such lease or the designated premises for compensation less than the amount which would be paid by one party to a non-affiliate for similar services in a similar geographic location, then such lease shall be treated as a Completed Lease.

     (ix) Tenant supervision fees, consulting fees, and development fees for billed and unbilled actual work performed by PGPSI through the Effective Time shall be recorded as a receivable and paid to Sellers upon receipt. Any expenses of PGPSI accrued prior to the Effective Time (and attributable to the period ending at the Effective Time) which directly relate to providing such tenant supervisory services, consulting services, or development services shall be recorded as a liability at the Effective Time and netted against amounts to be paid to the Sellers as tenant supervision fees, consulting fees, or development fees, respectively.

     (x) Sellers shall be entitled to receive any acquisition fees or leasing fees (totalling approximately $325,000) associated with the acquisition of the office building known as 10,0000 North Central Expressway located in Dallas, Texas, and the occupancy of space therein by New PGPSI Residential, Sellers or PG Parent.

     (xi) With respect to any exclusive agreements which are in writing and fully executed by all parties as of Closing except for agreements with respect to PG Group

           Properties, Cooper Partnership Properties and Syndicated GE Partnership Properties, which agreements provide for the engagement of PGPSI to dispose of a specific real estate asset or to acquire a specific real estate asset, in the event that a closing of any such acquisition or disposition covered by such an agreement occurs on or prior to December 31, 1996 and PGPSI receives a fee in connection therewith, then Sellers shall be entitled to receive 15% of the net amount of such fees so received by PGPSI (but excluding any payments to co-brokers) after the payment of all bona fide third party out of pocket expenses and any payments or credits to employees of PGPSI in the nature of commission in connection with each of such transactions, provided, however, that the maximum amount Sellers shall be entitled to receive pursuant to this sub-paragraph (xi) shall not exceed $250,000. The payments provided for in this sub-paragraph (xi) shall not apply to the acquisition of any real estate asset if PGPSI or an affiliate makes a co-investment in such property.

     (xii) PGPSI will retain the Effective Time Employee Accounts Receivable and will assign to New Paragon Residential obligations of employees of PGPSI to PGPSI representing surplus draws against commission. To the extent that PGPSI collects any of the obligations from employees for surplus draws against commission existing as of the Closing Date on or prior to October 31, 1996, PGPSI shall remit such amount collected to Sellers.

     (d)   RELEASE OF NOTE HOLDER

     At Closing, Sellers shall deliver to Buyer a release from the holder of the New Paragon Residential Note.

     2.8   CONTINUING LIABILITIES

     PGPSI shall retain after the Effective Time the liability and responsibility for the payment and performance of the Continuing
Liabilities.

     2.9   TAX RETURN

     At Closing Sellers, PGPSI and Buyer shall enter into that certain Tax Allocation Agreement in the form attached hereto as
EXHIBIT 2.9 (the "Tax Allocation Agreement"). All Tax Returns shall be prepared and filed and all other matters respecting Taxes shall be governed by the terms and conditions of the Tax Allocation Agreement.

     2.10  IFG REGISTRATION RIGHTS

     IFG at the Closing will enter into an IFG Registration Rights Agreement with PGL in the form of EXHIBIT 2.10 attached hereto (the "IFG Registration Rights Agreement") with respect to all shares of IFG Common Stock obtainable through exercise of the IFG Warrants.

     2.11  PGPSI SERVICES AGREEMENT IN EFFECT ON THE CLOSING DATE

     The Sellers acknowledge that a primary inducement of Buyer to enter into this Agreement is the financial benefit to be derived from the revenues expected to be generated from PGPSI Services Agreements in effect on the Closing Date and thereafter. Subject to effectuation of a Closing:

           (a) Sellers shall cause the following Properties to become subject no later than the Closing Date, and to remain thereafter subject prior to a sale of such Property, to a replacement PGPSI Services Agreement, in a form subject to the mutual approval of Buyer and Sellers and with respect to which Buyer and Sellers agree to use their Best Efforts in good faith to negotiate and approve (the "Replacement PGPSI Management Agreement") and which will contain for "cause" termination only provisions, with the owner of each such
     Property:

           (1) those three PG Group Properties known as "The Paragon" located in St. Louis, Missouri (the "Paragon/St. Louis"), "Westgate" located in St. Louis, Missouri ("Westgate") and "Southwood Shops" located in Bradenton, Florida ("Southwood"), provided that the compensation and reimbursements payable under the revised PGPSI Services Agreement shall be substantially the same as those paid under the existing PGPSI Services Agreement.

           (b) Sellers shall use their Best Efforts to cause the Properties known as "Gleneagles" located in Richmond, Virginia and "363 North Belt" located in Houston, Texas to, prior to a sale of such Property, remain subject to the existing respective PGPSI Services Agreement with the owner of each such Property, provided that such PGPSI Service Agreements shall until the first anniversary of the Closing Date be terminable only for "cause", but thereafter terminable upon 30 days notice.

           (c) Sellers shall use their Best Efforts to cause the Syndicated GE Partnership Properties and those three PG Group Properties known as "Gateway" located in St. Louis, Missouri, "Fair Oaks" located in Fairfax County, Virginia and "Shady Grove" located in Rockville, Maryland to remain subject to the existing PGPSI Services Agreements.

           (d) Sellers shall use their Best Efforts until the Closing Date to cause all the Non-Affiliated Properties listed on EXHIBIT 2.11.(d)-1 (the "Non-Affiliated Management
     Properties") to remain subject to the respective PGPSI
     Services Agreement.

           (e) PGPSI shall promptly deliver to Buyer a copy of all PGPSI Services Agreements presently in effect and will cause any PGPSI Services Agreement to which it becomes a party during the period after the date hereof but prior to the Closing Date to be promptly delivered to Buyer. PGPSI will promptly submit to Buyer any applicable Modification Notices respecting EXHIBIT 3.24-1 in order to include the listing of any such newly executed PGPSI Services Agreement and to delete the listing of any newly terminated or expired PGPSI Services Agreement.

           (f) Except as otherwise provided in this Section 2.11, in addition to any obligations which the Sellers may have under the Paragon Consulting/Non-Competition Agreement, neither of the Sellers shall, without the prior written consent of Buyer, cause, encourage or authorize any Property owner to terminate or fail to renew any PGPSI Services Agreement with respect to any Managed Properties except, with respect to the Controlled Management Properties, any termination or failure to renew (1) for "cause"; or (2) as may be required by Sellers' fiduciary duty.

           (g) In the event a PGPSI Services Agreement respecting a Property described in Section 2.11(a),(b) and (c), a Cooper Partnership Property or a Syndicated GE Partnership Property is terminated or not renewed by a party other than PGPSI, Sellers shall not, nor shall they permit any Person over which either has control, for a period of five years following the Closing Date, to sell to, or receive any financial consideration from, any Person or entity other than Buyer or a Related Person thereof the right to provide (or to control the designation of the provider thereof) to any such Property property management services and/or leasing services and/or real estate brokerage services and/or development services unless Sellers cause Buyer to be paid 100% of any sale proceeds or other consideration received by the Sellers or any Related Person thereof.

           (h) For purposes of this Section 2.11,: "for cause" means gross negligence, willful misconduct or mismanagement as measured by prevailing industry standards.

     2.12 CONSULTING/NON-COMPETITION AGREEMENTS

     Subject to effectuation of a Closing, at the Closing the Sellers will enter into the Paragon Consulting/Non-Competition
Agreement.

     2.13  REAL ESTATE BROKERAGE

     Subject to effectuation of a Closing, at Closing the Sellers shall cause the owner of Westgate, Paragon/St. Louis and Southwood to enter into a real estate brokerage agreement with Buyer or a Related Person of Buyer designated by Buyer, in a form subject to the mutual approval of Buyer and Sellers and with respect to which Buyer and Sellers agree to use their Best Efforts in good faith to negotiate and approve (the "Real Estate Brokerage Agreement") and which will have the following commission structure with respect to each Property:

     (a)   Southwood:         6% to all participating brokers on
                              the first $500,000 of purchase price
                              and 2.0% on the amounts in excess
                              thereof, unless additional brokers
                              participate in which event the
                              aggregate commissions payable to all
                              brokers shall be 3%;

     (b)   Westgate:          2% of the purchase price payable to
                              Buyer if it is the sole real estate
                              broker; if additional brokers
                              participate, the aggregate
                              commissions payable to all brokers
                              shall be 3%;

     (c)   Paragon/St. Louis: 1% payable to Buyer if it is the
                              sole real estate broker; if
                              additional brokers participate, the
                              aggregate commissions payable to all
                              brokers shall be 2%.

Such right of Buyer or Buyer's Related Person designee to act as real estate broker with respect to each of the three foregoing Properties shall be exclusive for a period commencing with the date of notice by such owner to Buyer of such owner's desire to sell the specified Property and terminating 180 days thereafter, but in no event shall such exclusive period terminate prior to the 180th day following the Closing Date. Upon the expiration of any exclusivity period respecting a specified Property, Buyer or its Related Person designee shall continue to have a similar but non-exclusive listing right for a period of six (6) additional months.

     2.14  [Intentionally Omitted]

     2.15  [Intentionally Omitted]

     2.16 TENANCY LEASES

     PGPSI is a party to certain leases pursuant to which it presently occupies office space as a tenant. Buyer and Sellers desire to allocate the rights and obligations thereunder as follows. Subject to effectuation of the Closing:

           (a) DALLAS LEASE. Sellers shall indemnify PGPSI and Buyer against any and all liabilities and obligations respecting the lease for the Dallas, Texas office headquarters located at 7557 Rambler Road. In the event Sellers or New Paragon Residential effectuate an assumption of the existing lease or negotiate a new lease, subject to a Closing, PGPSI shall have the right to sublet approximately 12,500 square feet on the 13th floor for a term expiring December 31, 1996, but otherwise on the same terms as the assumed/new lease. If prior to the Closing Date PGPSI exercises an option to terminate the lease, Sellers shall use their Best Efforts to make the 13th floor available for continued occupancy by PGPSI through December 31, 1996.

           (b) TAMPA LEASE. Sellers shall be responsible for one-half and Buyer shall be responsible for one-half of the financial liabilities payable under that certain lease agreement between Tampa Plaza IV Company, Ltd. as lessor and Paragon Group, Inc., a Texas corporation (now known as Texas PGI, Inc.) as the original lessee, dated as of September 21, 1989 (the "Tampa Lease"). Buyer and Sellers shall use their Best Efforts in good faith to provide in the Closing Allocation of Joint Assets Agreement for the allocation between the parties of the other rights and obligations of the lessee under the Tampa Lease.

     Sellers represent and warrant that PGPSI has the right to sub-lease, with the consent of the lessor, which consent may not be unreasonably withheld or delayed, any or all of such Tampa Lease office space.

           (c) ST. LOUIS LEASE. Sellers shall cause PGPSI to assign and shall cause New Paragon Residential to assume, all the rights and obligations of PGPSI under the lease for the St., Louis office headquarters located at 12400 Olive Boulevard, St. Louis, Missouri. Sellers indemnify PGPSI and Buyer against any and all liabilities and obligations respecting such lease.

           (d) PGPSI shall remain obligated for the leased space currently utilized by the PGPSI Commercial Division at PGPSI's present offices in Louisville, Kentucky, Lexington, Kentucky, Washington D.C., Houston, Texas, Los Angeles, California, San

     Francisco, California, and Phoenix, Arizona located as described on EXHIBIT 2.16.(d) hereof. With respect to the leased space located at 9100 Shelbyville Road, Louisville, Kentucky, PGPSI shall sublease the portion of the space currently utilized by the residential group of PGPSI on the same terms as the current lease. Buyer and Sellers shall use their Best Efforts in good faith to provide in the Closing Allocation of Joint Assets Agreement for the allocation between the parties of other rights and obligations under the sublease. With respect to the leased space located in Louisville, Kentucky, Lexington, Kentucky, Washington, D.C., and San Franscisco, California, Sellers indemnify PGPSI and Buyer against any and all liabilities arising from any default created under such lease by the acquisition of the Shares by Buyer.

           (e) CHARLOTTE LEASE. Sellers shall cause PGPSI to assign and shall cause New Paragon Residential to assume, all the rights and obligations of PGPSI under the lease for the Charlotte, North Carolina office headquarters located at 5821 Fairview Road, Charlotte, North Carolina. Sellers indemnify PGPSI and Buyer against any and all liabilities and obligations respecting such lease.

     2.17  CERTAIN EMPLOYMENT MATTERS

     (a)   CATEGORIZATION OF PGPSI EMPLOYEES

     Buyer will provide written notice, no later than June 5, 1996 (the "Employee Designation Date") to Sellers, of the names of employees and independent contractors of PGPSI that Buyer intends to retain (subject at all times to employment at will in the absence of a written agreement effective entered into at or after the Closing Date between such person and PGPSI (or a Related Party designee of Buyer) as employees or independent contractors of PGPSI (or a Related Party designee of Buyer) after the Closing Date (the "Designated Employees"). The notice of Designated Employees will categorize the Designated Employees into two divisions: (x) Transition Employees (employees that Buyer intends will have a short employment duration not intended to exceed 180 days) (the "Transition Employees"); and (y) Non-Transition Employees (employees that Buyer intends, but without obligation, to employ for longer than a transition period) ("Non-Transition Employees"). Sellers shall deliver to Buyer no later than June 7, 1996 a Certificate stating the employment commencement date of employment with PGPSI of all the Designated Employees.

     (b)   NON-DESIGNATED EMPLOYEES

     PGPSI shall on or before the Effective Time cease the employment of, and Sellers shall pay and discharge (or assume or cause a creditworthy designee of Sellers to assume) in full prior to the Effective Time any and all employment-related liabilities, benefits and costs, including, without limitation, wages, benefits, insurance, pension, profit-sharing, any Plan benefits, accrued vacation, severance, or sick leave of PGPSI for any employees or independent contractors of PGPSI who are not Designated Employees ("Non-Designated Employees"). Sellers will pay and indemnify and reimburse PGPSI for any and all employment-related claims, including, without limitations, wages, benefits, insurance, pension, profit-sharing, any Plan benefits, accrued vacation, WARN Act or COBRA benefits, claims or remedies, severance, or sick leave for all Non-Designated Employees.

     (c)   TRANSITION EMPLOYEES

     Sellers shall be solely responsible for (and shall reimburse Buyer for any claims paid or incurred by Buyer or PGPSI) all the costs of Transition Employees' including wages, withholding taxes, accrued sick leave, accrued or accumulated vacation, pension, any Plan benefits, health insurance costs, severance related obligations, accruing or related to the period prior to and through the Effective Time as if all such Transition Employees had their employment irrevocably terminated by PGPSI as of the Effective Time. All additional costs of such Transition Employees' wages, withholding taxes, accrued sick leave, accrued vacation, pension, health insurance costs, severance related obligations, accruing or related to the period after the Effective Time shall remain the liability and obligation of PGPSI. Except as required by applicable law, neither Buyer, IFG nor any Related Person thereof shall have any obligation to provide any vacation, health, insurance, pension, insurance or other welfare benefits to Transition Employees.

     (d)   VACATION/POST-CLOSING BENEFITS FOR NON-TRANSITION
EMPLOYEES GENERALLY

     (1) UNUSED VACATION AND SICK LEAVE

           Buyer and IFG and any Related Person thereof shall maintain on behalf of PGPSI employees after the Effective Time such employee benefit plans as they may determine in their sole discretion; provided, however, any Person who is a Non-Transition Employee and who remains continuously employed by PGPSI through July 1, 1998 may use through June 30, 1998 vacation and up to 20 days of sick leave accrued/accumulated as PGPSI employees through the Closing Date. Thereafter, any and all Non-Transition Employee vacation and sick leave accrued/accumulated through the Closing Date shall be forfeited and neither PGPSI nor Buyer shall have any obligation to honor, permit any such employees to utilize or to provide any other compensation to such employees respecting such unused pre-Closing accrued/accumulated vacation and sick leave.

           Any Person who is a Non-Transition Employee and whose employment with PGPSI or Buyer (or their affiliates) terminates for any reason on or before June 30, 1998 shall receive cash compensation for the unused portion of such Non-Transition Employee's pre-Closing accrued/accumulated vacation and sick leave in accordance with the following calculations and procedures:

                    (i) Any vacation utilized by such a Non-Transition
               Employee during the period commencing with the Closing Date and expiring June 30, 1998 shall, for purposes of this
               Section 2.17, first be applied to any vacation earned/accrued/accumulated during the period beginning with the Closing Date and last applied to any vacation earned/accrued/accumulated during the period prior to the Closing Date.

                    (ii) Sellers shall pay such Non-Transition
               Employee (or, at Buyer's option, shall reimburse Buyer if Buyer advances such payment) promptly after receipt from Buyer of evidence of the cessation of such Non-Transition Employee's employment with PGPSI (or Buyer or affiliate of Buyer) in cash the value (as customarily calculated) of all such employee's unused vacation earned/accrued/accumulated during the period prior to the Closing Date.

                    (iii) Buyer shall pay such Non-Transition
               Employee promptly after the date of the cessation of such Non-Transition Employee's employment with PGPSI (or Buyer or an affiliate of Buyer) in cash the value (as customarily calculated) of all such employee's unused vacation earned/accrued/accumulated during the period commencing on Closing Date.

                    (iv) Buyer shall provide a quarterly written
               report to Sellers of the cessation of employment of any Non-Transition Employee occurring during the period commencing on the Closing Date and terminating on June 30, 1998. The report shall contain a calculation of the respective amounts payable by Sellers and Buyer under subsections (ii) and (iii) immediately above together with evidence of such employment cessation.

     (2)   OTHER BENEFITS

           Buyer and IFG and any Related Person thereof shall maintain on behalf of PGPSI employees after the Closing Date such employee benefit plans as they may determine in their sole discretion; provided, however, that at a minimum Buyer shall maintain for Designated Employees employee benefit plans that are comparable to those provided to other persons employed by Buyer. Buyer shall (i) credit each Non-Transition Employee for such Non-Transition Employee's service with PGPSI or its affiliates for purposes of eligibility, benefits, benefit service, credited service under any employee benefit plan in which such Non-Transition Employee is otherwise eligible to participate, and (ii) permit, at Sellers' expense, a trustee-to-trustee transfer or direct rollover of the accrued benefit of any Employee under the PGPSI 401-K Plan into a qualified employee benefit plan upon reasonable notice. With respect to any employee benefit plans that provide welfare benefits, such plans shall waive for Non-Transition Employees any exclusions with respect to preexisting conditions and shall provide that any expenses incurred on or prior to the Effective Time by any Non-Transition Employee under any employee plan of PGPSI shall be fully credited for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under such employee benefit plans of Buyer.

     (e)   Except as expressly provide herein, nothing in this
Section 2.17 shall create any rights for any employees of PGPSI, IFG or any Related Person thereof.

     (f) Subject to the effectiveness of a Closing, Sellers and PGPSI shall cause, effective immediately prior to the Closing:

     (1) all rights of any grantee or participant under the PGPSI Stock Plan listed on Exhibit 2.17(f) and who, immediately prior to Closing is an employee of PGPSI to be fully vested and all shares ever issuable to such grantee or participant (which have not previously been issued under the PGPSI Stock
     Plan) to be issued;

     (2) all obligations (including tax withholding obligations) of PGPSI under the PGPSI Stock Plan to be discharged or assumed by New Paragon Residential.

Sellers shall cause, at Sellers' expense, PGPSI's sponsorship of any and all PGPSI Plans to terminate and no PGPSI employee shall accrue further benefits under such PGPSI Plans. Sellers agree and represent and warrant that after the Effective Time, PGPSI shall have no duty to: (i) file any Tax Returns related to any PGPSI Plan, (ii) sponsor, maintain or administer any PGPSI Plan, (iii) provide any notice or communication to any PGPSI Plan participant; or (iv) make any contribution to any PGPSI Plan; and Sellers further agree that any requirement to undertake or perform any of the foregoing shall be the sole responsibility and obligation of the Sellers or their designee.

     (g) In the event any of the Non-Transition Employees listed on EXHIBIT 2.17(g) hereof cease being an employee of PGPSI prior to the first anniversary of the Closing Date for any reason, Buyer agrees to promptly provide a confidential notice to Sellers stating the date and the basis for such cessation.

     2.18  LICENSE TO USE TRADENAME

     Subject to the effectiveness of a Closing, Sellers grant to Buyer, in connection with rendering services to Properties, the exclusive right and license, in connection with rendering commercial property services, to all of Sellers' and PGPSI's right, title and interest in the use of the name/words "Paragon Commercial", but only for use in the context of "Insignia-Paragon Commercial" for the period of one (1) year following the Closing Date. Buyer shall cause PGPSI to change its corporate name effective immediately after Closing to a name permitted by the terms of this Section 2.18. Subject to the effectiveness of a Closing, Sellers further agree: (i) to cooperate with Buyer in protecting Buyer's right and license to use the tradename "Insignia-Paragon Commercial" during the first year following the Closing Date; and (ii) not, nor permit any affiliate, to use the tradename "Paragon Commercial" during the five year period following the Closing Date; (iii) never license any non-affiliated Person to use the tradename "Paragon Commercial"; and (iv) at Buyer's expense, to institute and pursue any cause of action which Buyer reasonably requests to protect Buyer's license during the one year period to use the tradename "Insignia-Paragon Commercial" and/or to restrain any use by any non-affiliated Person of the tradename "Paragon Commercial" prohibited by the terms hereof.

     2.19  CLOSING ALLOCATION OF JOINT ASSETS AGREEMENT

     Buyer, PGPSI and Sellers agree to negotiate in good faith and to use their Best Efforts to enter into at any Closing held hereunder the Closing Allocation of Joint Assets Agreement. Such agreement shall determine, to the extent not otherwise expressly provided in this Agreement, allocation, use and ownership between Sellers (or their designee) on the one hand and Buyer (or its designee) on the other after the Closing of any assets, including office and telecommunications equipment and non-exclusive use of policy and procedures manuals, Trade Secrets and Copyrights, and leasehold interests as tenants at offices maintained by PGPSI, which prior to Closing have been used in the Ordinary Course of Business by both the PGPSI Commercial Division and other segments of PGPSI's business operations.

     2.20  TENURE OF JEREMY FLETCHER

     In recognition of Jeremy Fletcher's value to PGPSI, in the event of a Closing, if prior to the first anniversary of the Closing Date, either:

           (a) Jeremy Fletcher voluntarily terminates his employment with PGPSI; or

           (b) PGPSI terminates his employment with cause

(either termination, a "Fletcher/PGPSI Termination"), Sellers shall pay to Buyer $100,000 within 30 days after the date of such Fletcher/PGPSI Termination. Buyer shall promptly provide notice to Sellers upon the occurrence of a Fletcher/PGPSI Termination.

     2.21  BARNETT MANAGEMENT TERMINATION FEE

     Subject to a Closing, Sellers shall promptly pay to Buyer (or its designee) a termination fee (the "BARNETT MANAGEMENT TERMINATION FEE"), in an amount set forth below, if prior to the fifth anniversary of the Closing Date PGPSI's services under the applicable PGPSI Services Agreement cease (including a cessation resulting from a sale of Barnett Plaza or cessation for non-renewal of the applicable PGPSI Services Agreement), unless such cessation results:

           (a) from the voluntary termination or non-renewal of the applicable PGPSI Services Agreement by PGPSI; or

           (b) from termination of the PGPSI Services Agreement for "cause"; or

           (c) at the sole direction of Metropolitan Life Insurance Company ("Metropolitan") following Metropolitan's purchase of all the ownership interests in Para-Met Plaza Associates not owned as of the Closing Date by Metropolitan unless:

               (i) Metropolitan's purchase of the remaining ownership interests resulted from the exercise of its rights under an applicable buy/sale contractual provision initially invoked by Cooper and/or WRCH;
               or

               (ii) Cooper and/or WRCH encouraged Metropolitan to either (1) terminate (or fail to renew) the PGPSI Services Agreement on grounds not satisfying the standard set forth in (b) above, or (2) to initiate exercise of Metropolitan's buy/sale rights to purchase the remaining ownership interest in Para-Met Plaza Associates;

     or;

           (d) Buyer (or its designee) succeeds to all the right, power and authority (other than the rights to receive distributions payable to partners on account of their ownership of partnership interests in Paragon Plaza Two, Ltd.)

     of Cooper and WRCH as a general partner as of the date hereof in Paragon Plaza Two, Ltd. (the co-general partner with
     Metropolitan) in Para-Met Plaza Associates.

     (a "Barnett Management Termination Event")

     The amount of the Barnett Management Termination Fee, if any, shall be based upon the date of the occurrence of a Barnett
Management Termination Event, as follows:

     (i) During the first twelve (12) month period after the Closing Date: $1,000,000

     (ii) During the second twelve (12) month period after the Closing Date: $750,000

     (iii) During the third twelve (12) month period after the Closing Date: $500,000

     (iv) During the fourth twelve (12) month period after the Closing Date: $250,000

     (v) During the fifth twelve (12) month period after the Closing Date: $100,000

     In the event of sale of Barnett Plaza, the Barnett Termination Fee shall be reduced in an amount equal to thirty percent (30%) of any gross real estate commission (less any commission paid by PGPSI to a non-affiliated participating real estate broker) received by PGPSI, but in no event shall the amount of the Barnett Termination Fee be less than $100,000.

     For purposes of this Section 2.21,: "for cause" means gross negligence, willful misconduct or mismanagement as measured by prevailing industry standards.

     2.22 MANAGEMENT TERMINATION FEES

     Subject to a Closing, if a Management Termination Event occurs with respect to a specific Management Termination Property during the twenty-four month period commencing on the Closing Date and terminating on (but including) the second anniversary of the Closing Date, Sellers shall promptly pay, but only as a deduction against any Earn-Out Payments then due or thereafter due to Sellers under Section 2.05 hereof, to Buyer (or its designee) the Property Specific Management Termination Fee set forth on EXHIBIT 1.J-1 hereof corresponding to the designated Management Termination Property listed on such EXHIBIT 1.J-1. In no event:

     (a) shall the aggregate of the Property Specific Management
     Termination Fees payable hereunder exceed $2,879,200; nor

     (b) shall any Property Specific Management Termination Fees be payable by Sellers if no Earn-Out Payments become payable to Sellers under Section 2.05 hereof.

     Notwithstanding the foregoing provisions of this Section 2.22, no Property Specific Management Termination Fee shall be payable with respect to the occurrence of a Management Termination Event at the following Management Termination Properties in accordance with the following conditions:

           (a) "GLENEAGLES" LOCATED IN RICHMOND, VIRGINIA AND "363 NORTH BELT" LOCATED IN HOUSTON, TEXAS: in the event that as of the Closing Date, these two Properties are subject to the PGPSI Services Agreements described in subsection (b) of
     Section 2.11, except that such PGPSI Service Agreements shall until the second anniversary (instead of until the first anniversary date) of the Closing Date be terminable only for "cause" as defined in Section 2.11 herein.

           (b) CERTAIN COOPER PARTNERSHIP PROPERTIES: the Cooper Partnership Properties listed on EXHIBIT 1.J-1 shall no longer be treated or defined as a Management Termination Property for purposes of this Section 2.22 (and no Property Specific Management Termination Fee shall ever be payable by Sellers to Buyer) upon satisfaction of all of the following conditions with respect to such Management Termination Property:

               (i) Cooper and/or WRCH, in accordance with Section
           5.2 of the Cooper Agreement, tender a "Qualified Offer" (as defined in the Cooper Agreement respecting the sale and transfer to Buyer of partnership interests in the Cooper Partnership identified as the owner of the Cooper Partnership Property on EXHIBIT 1.J-2; and

               (ii) either:

                    1) Buyer accepts the Qualified Offer to
               purchase the partnership interests and purchases such interests in accordance with the applicable terms of the Cooper Agreement; or

                    2) Buyer fails to accept the Qualified Offer
               to purchase the partnership interests and such partnership interests are sold to a Person other than Buyer in a bona fide transaction within 180 days following the date on which the offer to Buyer is deemed rejected in accordance with Section 5 of the Cooper Agreement. In the event that Buyer fails to accept the tendered offer to purchase the partnership interests and Cooper and/or WRCH does not sell such partnership interests to another Person within the 180 day time period, the partnership interests will again become subject to Buyer's right of first offer pursuant to the Cooper Agreement.

               and;

           (iii) in accordance with Section 11 of the Cooper
           Agreement, Cooper and/or WRCH delivers to Buyer the agreements of James T. Cobb and Lewis A. Levey described in the introductory sentence of such Section 11 respecting the matters described in Section 11.1 and
           11.2 of the Cooper Agreement;

     Any Property Specific Management Termination Fees payable by
Sellers to Buyer shall be credited against and deducted against the amount of any Earn-Out Payments payable by Buyer to Sellers in accordance with Section 2.05 hereof.

     2.23  PG PARENT WARRANTS

     At Closing, to induce Buyer to enter into this transaction, PGL shall deliver to Buyer warrants to purchase up to 288,000 shares of the common stock, $0.01 par value per share, of PG Parent on the terms and conditions set forth in the form of the PG Parent Warrant Agreement (the "PG Parent Warrant Agreement") and PG Parent Warrant attached hereto collectively as EXHIBIT 2.23 (the "PG Parent Warrants").

     2.24  PG PARENT REGISTRATION RIGHTS

     PG Parent at the Closing will enter into a PG Parent Registration Rights Agreement with Buyer in the form of EXHIBIT 2.24 attached hereto (the "PG Parent Registration Rights Agreement") with respect to all shares of PG Parent Common Stock obtainable through exercise of the PG Parent Warrants.

     2.25  [Intentionally Omitted]

     2.26  LIMITATIONS ON CO-INVESTMENT WITH JP MORGAN

     Subject to a Closing, during the period commencing on the Closing Date and expiring on the first anniversary of the Closing Date, Buyer (including any Person of which IFG owns (through one or more tiers of ownership) more than 50% of the equity interest therein) shall not solicit JP Morgan or any Subsidiary thereof to become a joint venturer, partner or co-owner with Buyer in any non-individual Person the assets of which do or are intended primarily to consist of multi-family residential properties (or interests therein). Notwithstanding any provision of this Section 2.26 seemingly to the contrary, Buyer or any Related Person thereof may in its capacity as an owner (of a non-individual Person of which JP Morgan has no equity interest) or broker of multi-family real estate solicit or participate in Ordinary Course of Business transactions in which JP Morgan or a Subsidiary thereof is a party as a purchaser or seller

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS

     The phrase "their Knowledge" wherever used in this Section 3 refers to the Knowledge of Sellers and PGPSI.

     Sellers and PGPSI represent and warrant to Buyer as follows:

     3.1   ORGANIZATION AND GOOD STANDING

           (a) EXHIBIT 3.1 hereof contains a complete and accurate list for PGPSI and, to their Knowledge, for each Cooper Partnership and, to their Knowledge, for each owner or holder of an equity interest thereof and each owner of a general partner or limited partner of a Cooper Partnership, of its name, its jurisdiction of incorporation or organization, jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each equity owner and amount of such ownership), provided, however, that such EXHIBIT 3.1 need not set forth for the Cooper Partnerships or its equity owners the jurisdictions of organization or authorization or capitalization. PGPSI is a corporation duly organized on April 7, 1994, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. PGPSI is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states listed in EXHIBIT 3.1 hereof, which are all of the states which the nature of the activities conducted by it requires such qualification. PGPSI has never been a party to a merger. PGPSI has no and has never had any Subsidiaries.

           (b) Sellers have delivered to Buyer copies of the Organizational Documents of PGPSI and, to their Knowledge, copies of the Organizational Documents of the Cooper Partnerships, as currently in effect. PGL was formed as a limited partnership under Delaware law on December 31, 1993 and has never been a party to a merger. TPMPL was formed as a Delaware limited partnership on July 11, 1994 and has never been a party to a merger.

     3.2   AUTHORITY; NO CONFLICT

           (a) This Agreement constitutes the legal, valid, and binding obligation of the Sellers and PGPSI, enforceable against each of the Sellers and PGPSI in accordance with its terms except as such enforcement may be limited by applicable bankruptcy laws. Upon the execution and delivery by Sellers of the Paragon Consulting/Non-Competition Agreement, the Tax Allocation Agreement, the IFG Warrant Agreement, the IFG Registration Rights Agreement, the Great Southwest Management Agreement, the Closing Allocation of Joint Assets Agreement (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of the Sellers and PG Parent (to the extent PG Parent is a party to a Sellers Closing Documents) enforceable against each of them in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy laws. Each of the Sellers and PGPSI has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents to which each is a party and to perform their obligations under this Agreement and the Sellers' Closing Documents to which each is a party.

           (b) Except as set forth in EXHIBIT 3.2.(b), neither the execution, delivery or performance of this Agreement nor any other consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of PGPSI or, to their Knowledge, any Cooper Partnership other than a Delivered Cooper Partnership Agreement, (B) any resolution adopted by the board of directors or the stockholders of PGPSI or the board of directors of any corporate general partners of either of the Sellers, or (C) any duty owed by any of the Sellers or PGPSI to any Person;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which PGPSI or either of the Sellers, or any of the assets owned or used by PGPSI or the Sellers, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization (excluding any real estate brokerage licenses and similar professional services licenses) that is held by PGPSI or that otherwise relates to the business of, or any of the assets owned or used by, PGPSI;

               (iv) cause Buyer or PGPSI to become subject to, or to become liable for the payment of, any Tax;

               (v) to their Knowledge, cause any of the assets owned by PGPSI to be reassessed or revalued by any taxing authority or other Governmental Body;

               (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any Contract (including without limitation any loan documents, but excluding any Delivered PGPSI Services Agreement which is an Applicable Contract or a Contract) to which PGPSI or Sellers is a party or, to their Knowledge, with respect to a Contract to which neither PGPSI nor Sellers is a party but to which any of their property is subject or, to which any Managed Property is subject; or

               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by PGPSI or, to their Knowledge, any Cooper Partnership.

           (c) Except for notices or Consents:

               (i) required to be given to or obtained from a person pursuant to the express provisions of the Delivered Cooper Partnership Agreements; or

               (ii) required to be given to or obtained from an owner of one or more Managed Properties pursuant to the express provisions of the Delivered PGPSI Service
           Agreements; or

               (iii) described on EXHIBIT 3.2.(c) hereof,

     none of Sellers, PGPSI nor, to their Knowledge, any Cooper Partnership is or will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner or mortgage/lien holder of any Controlled Management Properties, Syndicated GE Properties or of any Non-Affiliated Management Properties or any owner of any interest in any Cooper Partnership, in connection with the execution, delivery or performance of this Agreement or the consummation or other performance of any of the Contemplated Transactions, the absence of which notice or Consent would cause to occur or result in the occurrence of any of the events described in Section 3.2(b)(i) through (vii).

           (d) Notwithstanding any other provision of this Agreement to the contrary, in the event that the execution, delivery or performance of this Agreement or any other consummation or performance of any of the Contemplated Transactions (with or without notice or lapse of time) contravenes, conflicts with, or results in a violation of or breach of any provision of, or gives any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, the express terms of any Delivered Cooper Partnership Agreement, no such contravention, conflict, violation or breach shall be treated by Buyer as a Breach by Sellers of this Agreement nor give rise to any claim for indemnification under Section 10.2(a) hereof.

           (e) PGL is acquiring the IFG Warrants for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule
     501(a) under the Securities Act.

     3.3   CAPITALIZATION

     The authorized equity securities of PGPSI consist of:

     (a) 9800 shares of non-voting common stock, par value $0.01 per share, (the "Non-Voting Class") of which 9800 shares are issued and outstanding; and

     (b) 100 shares of voting common stock, par value $0.01 per share, (the "Voting Class") of which 100 shares are issued and outstanding.

Such shares constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. PGL owns 9800 Shares of the Non-Voting Class and one Share of the Voting Class and TPMPL owns 99 Shares of the Voting Class. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of PGPSI other than customary legends restricting transfers under applicable securities laws. All of the outstanding equity securities of PGPSI have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of PGPSI. None of the outstanding equity securities or other securities of PGPSI was issued in violation of the Securities Act or any other Legal Requirement. PGPSI does not own, nor has any Contract to acquire, any equity securities or other securities of any Person (other than PGPSI) or any direct or indirect equity or ownership interest in any other business, except in accordance with the PGPSI Stock Plan.

     3.4   FINANCIAL STATEMENTS

     Sellers have delivered to Buyer: (a) unaudited balance sheets of PGPSI as at December 31, in each of the years 1994 and 1995, and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (b) an unaudited balance sheet of PGPSI as at March 31, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of PGPSI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the December 31, 1995 balance sheet). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than PGPSI are required by GAAP to be included in the consolidated financial statements of PGPSI.

     3.5   BOOKS AND RECORDS

     The books of account, minute books, stock record books, and other records of PGPSI, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not PGPSI are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of PGPSI contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of PGPSI, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of PGPSI.

     3.6   TITLE TO PROPERTIES; ENCUMBRANCES

     EXHIBIT 3.6 hereto contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by

PGPSI. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which PGPSI acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or PGPSI and relating to such property or interests. PGPSI owns (with good and indefeasible title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that are reflected as owned in the books and records of PGPSI, including all of the properties and assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in EXHIBIT 3.6 hereof and personal property sold since the date of the Interim Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by PGPSI since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in EXHIBIT 3.6 hereof. All material properties and assets reflected in the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of PGPSI, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings and structures owned by PGPSI lie wholly within the boundaries of the real property owned by PGPSI and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     3.7   CONDITION AND SUFFICIENCY OF ASSETS

     To their Knowledge, the buildings, structures of PGPSI are structurally sound, are in good operating condition and repair. To their knowledge, the building, structures, and equipment of PGPSI are currently sufficient for the conduct of the PGPSI Commercial Division.

     3.8   ACCOUNTS RECEIVABLE

     (a) To their Knowledge, all accounts receivable of PGPSI that are reflected on the Interim Balance Sheet or on the accounting records of PGPSI as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To their Knowledge, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheet or on the accounting records of PGPSI as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). To their Knowledge, subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. To their Knowledge, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. To their Knowledge, EXHIBIT 3.8(a) hereof contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     (b) EXHIBIT 3.8(b) hereof contains a complete and accurate list of all Accounts Receivable as of the Closing Date representing obligations of employees of the PGPSI Commercial Division to PGPSI, including obligations for surplus draws or bonuses creditable against commissions and bonuses not yet earned, (the "Effective Time Employee Accounts Receivable").

     3.9   [Intentionally Omitted]

     3.10  NO UNDISCLOSED LIABILITIES

     Except as set forth in EXHIBIT 3.10 hereof, to their Knowledge, PGPSI has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof or for immaterial liabilities or obligations (the aggregate of such immaterial liabilities or obligations are not in excess of $50,000).

     3.11  TAXES

           (a) PGPSI has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and
     EXHIBIT 3.11 hereof contains a complete and accurate list of, all federal and state income and gross receipts Tax Returns, and made available for review by Buyer all other Tax Returns, filed since December 1, 1993. PGPSI has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or PGPSI, except such Taxes, if any, as are listed in EXHIBIT 3.11 hereof and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

           (b) None of the United States federal and state income Tax Returns of PGPSI subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1995. EXHIBIT 3.11 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in EXHIBIT 3.11 hereof, are being contested in good faith by appropriate proceedings. EXHIBIT 3.11 hereof describes all adjustments to the United States federal income Tax Returns filed by PGPSI or any group of corporations including PGPSI for all taxable years since 1993, and the resulting deficiencies proposed by the IRS. Except as described in EXHIBIT 3.11, no Seller nor PGPSI has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of PGPSI or for which PGPSI may be liable.

           (c) The charges, accruals, and reserves with respect to Taxes on the respective books of PGPSI are adequate (determined in accordance with GAAP) and PGPSI's liability for Taxes through the Closing Date shall not be not greater than $100,000 more than such charges, accruals and reserves. There exists no proposed tax assessment against PGPSI except as disclosed in the Interim Balance Sheet or in EXHIBIT 3.11 hereof. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by PGPSI. All Taxes that PGPSI is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

           (d) All Tax Returns filed by (or that include on a consolidated basis) PGPSI are true, correct, and complete. There is no tax sharing agreement that will require any payment by PGPSI after the date of this Agreement. PGPSI is not, nor within the five-year period preceding the Closing Date has been, an "S" corporation.

     3.12  NO MATERIAL ADVERSE CHANGE

     To their Knowledge, except as otherwise set forth in this Agreement, including the Exhibits hereto, since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, client relations, operations, assets of PGPSI, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.13  EMPLOYEE BENEFITS

           (a) As used in this Section 3.13, the following terms have the meanings set forth below.

               "PGPSI OTHER BENEFIT OBLIGATION" means an Other
           Benefit Obligation owed, adopted, or followed by PGPSI or an ERISA Affiliate of PGPSI.

               "PGPSI PLAN" means all Plans of which PGPSI or an ERISA Affiliate of PGPSI is or was a Plan Sponsor, or to which PGPSI or an ERISA Affiliate of PGPSI otherwise contributes or has contributed, or in which PGPSI or an ERISA Affiliate of PGPSI otherwise participates or has participated. All references to Plans are to PGPSI Plans unless the context requires otherwise.

               "PGPSI VEBA" means a VEBA whose members include employees of PGPSI or any ERISA Affiliate of PGPSI.

               "ERISA AFFILIATE" means, with respect to PGPSI, any other person that, together with PGPSI, would be treated as a single employer under IRC Section 414.

               "MULTI-EMPLOYER PLAN" has the meaning given in ERISA
            Section 3(37)(A).

               "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

               "PBGC" means the Pension Benefit Guaranty
           Corporation, or any successor thereto.

               "PENSION PLAN" has the meaning given in ERISA
           Section 3(2)(A).

               "PLAN" has the meaning given in ERISA Section 3(3).

               "PLAN SPONSOR" has the meaning given in ERISA
           Section 3(16)(B).

               "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

               "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

               "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

               "WELFARE PLAN" has the meaning given in ERISA Section
           3(1).

           (b) (i) No PGPSI Plan is a VEBA, a Title IV Plan or a Multi-Employer Plan or provides post-retirement medical, life insurance or other welfare benefits as described in Financial Accounting Statement 106 of the Financial Accounting Standards Board.

               (ii) EXHIBIT 3.13(b)(ii) contains a complete and accurate list of all PGPSI Plans and PGPSI Other Benefit Obligations, and identifies as such all PGPSI Plans that are Qualified Plans.

               (iii) EXHIBIT 3.13(b)(iii) contains a complete and accurate list of (A) all ERISA Affiliates of PGPSI, and
           (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

               (iv) EXHIBIT 3.13(b)(iv) hereof sets forth a list of PGPSI other Benefit Obligations and the financial cost of all obligations owed under any PGPSI Plan or PGPSI Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

           (c) Sellers have delivered to Buyer:

               (i) all documents that set forth the terms of each PGPSI Plan or PGPSI Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of PGPSI Plans for which Sellers or PGPSI are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding PGPSI Plans and PGPSI Other Benefit Obligations for which a plan description or summary plan description is not required;

               (ii) all personnel, payroll, and employment manuals and policies;

               (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by PGPSI and the ERISA Affiliates of PGPSI, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

               (iv) a written description of any PGPSI Plan or PGPSI Other Benefit Obligation that is not otherwise in writing;

               (v) all registration statements filed with respect to any PGPSI Plan;

               (vi) all insurance policies purchased by or to provide benefits under any PGPSI Plan;

               (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any PGPSI Plan or PGPSI Other Benefit Obligation;

               (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any PGPSI Plan, PGPSI Other Benefit
           Obligation, or PGPSI VEBA;

               (ix) the Form 5500 filed in each of the most recent three plan years with respect to each PGPSI Plan, including all schedules thereto and the opinions of independent accountants;

               (x) all notices that were given by PGPSI or any ERISA Affiliate of PGPSI or any PGPSI Plan to the IRS or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

               (xi) all notices that were given by the IRS or the Department of Labor to PGPSI, any ERISA Affiliate of
           PGPSI, or any PGPSI Plan within the four years preceding the date of this Agreement; and

               (xii) with respect to Qualified Plans, the most recent determination letter for each Plan of PGPSI that is a Qualified Plan.

           (d) Except as set forth in EXHIBIT 3.13(d) hereof:

               (i) PGPSI has performed all of its obligations under all PGPSI Plans and PGPSI Other Benefit Obligations. PGPSI has made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

               (ii) No statement, either written or oral, has been made by PGPSI to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to PGPSI or to Buyer.

               (iii) PGPSI, with respect to all PGPSI Plans and PGPSI Other Benefits Obligations, is, and each PGPSI Plan and PGPSI Other Benefit Obligation is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

                    (A) No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any PGPSI Plan.

                    (B) No Seller nor PGPSI has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                    (C) No Seller nor PGPSI has any liability to the PBGC with respect to any Plan or has any liability under ERISA Section 502 or Section 4071.

                    (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                    (E)  All contributions and payments made or
               accrued with respect to all PGPSI Plans, PGPSI
               Other Benefit Obligations and are deductible under IRC Section 162 or Section 404. No amount, or any asset of any PGPSI Plan, is subject to tax as unrelated business taxable income.

               (iv) Each PGPSI Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the acceleration of any benefits promised by such Plan.

               (v) Since December 1, 1993, there has been no establishment or amendment of any PGPSI Plan or PGPSI
           Other Benefit Obligation.

               (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any PGPSI Plan or PGPSI Other Benefit Obligation is pending or threatened.

               (vii) No PGPSI Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC Section 401(a).

               (viii) Each Qualified Plan of PGPSI is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

               (x) PGPSI and each ERISA Affiliate of PGPSI has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and IRC
           Section 402.

               (xi) Neither PGPSI nor any ERISA Affiliate of PGPSI has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated.

               (xii) Neither the Sellers nor PGPSI know any facts or circumstances that may give rise to any liability of any Seller, PGPSI, or Buyer to the PBGC under Title IV of ERISA.

               (xiii) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B, PGPSI does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

               (xiv) PGPSI has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

               (xv) Sellers and all PGPSI have complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

               (xvi) No payment that is owed or may become due to any director, officer, employee, or agent of PGPSI will be non-deductible to PGPSI or subject to tax under IRC
           Section 280G or Section 4999; nor will PGPSI be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

               (xxii) The consummation of the Contemplated
           Transactions will not result in the payment, vesting, or acceleration of any benefit.

     3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS

           (a) Except as set forth in EXHIBIT 3.14 hereof:

               (i) To their Knowledge, PGPSI is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) To their Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by PGPSI of, or a failure on the part of PGPSI to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of PGPSI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) to their Knowledge, neither of the Sellers or PGPSI has received, at any time since December 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of PGPSI, or failure by PGPSI to comply with, any Legal Requirement, which violation or failure has not been corrected or complied with, or (B) any actual, alleged, possible, or potential obligation on the part of PGPSI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

           (b) EXHIBIT 3.14 hereof contains a complete and accurate list of each Governmental Authorization that relates to the business of the PGPSI Commercial Division or that otherwise relates to the business of, or to any of the assets used in the operation of the PGPSI Commercial Division. Each Governmental Authorization of PGPSI is valid and in full force and effect. Except as set forth in EXHIBIT 3.14 hereof:

               (i) PGPSI is, and at all times since December 1, 1993 has been, in full compliance with or has fully cured any non-compliance respecting all of the terms and requirements of each PGPSI Governmental Authorization;

               (ii) to their Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation by PGPSI of or a failure by PGPSI to comply with any term or requirement of any Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization;

               (iii) to their Knowledge, no PG Group Person has received, at any time since December 1, 1993 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation by PGPSI of or failure by PGPSI to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) to their Knowledge, all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
           EXHIBIT 3.14 hereof have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in EXHIBIT 3.14 hereof collectively constitute all of the Governmental Authorizations necessary to permit PGPSI to lawfully conduct and operate the business of the PGPSI Commercial Division in the manner they currently conduct and operate such business and to permit PGPSI to own and use the assets used in the operation of the PGPSI Commercial Division in the manner in which they currently own and use such assets.

     3.15  LEGAL PROCEEDINGS; ORDERS

           (a) Except as set forth in EXHIBIT 3.15 hereof, there is no pending Proceeding:

               (i) that has been commenced by or against PGPSI or that otherwise relates to or may affect the business of, or any of the assets owned or used by, PGPSI; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

           No such Proceeding has been Threatened, and, to their Knowledge, no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer summaries of (and made available for review by Buyer copies of) all pleadings, correspondence, and other documents relating to all Proceedings listed in EXHIBIT 3.15 hereof. The Proceedings listed in EXHIBIT 3.15 hereof will not have a material adverse effect on the business, operations, assets, condition, or prospects of PGPSI.

           (b) Except as set forth in EXHIBIT 3.15 hereof:

               (i) there is no Order to which any of PGPSI, or any of the assets owned or used by PGPSI, is subject;

               (ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, PGPSI; and

               (iii) no officer, director, or, to their Knowledge, agent or employee, of PGPSI is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of PGPSI.

           (c) Except as set forth in EXHIBIT 3.15 hereof:

               (i) PGPSI is, and at all times since December 1, 1993 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) to their Knowledge, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation by PGPSI of or failure by PGPSI to comply with any term or requirement of any Order to which PGPSI, or any of the assets owned or used by PGPSI, is subject; and

               (iii) to their Knowledge, except for violations or failures which have been and remain totally cured, no PG Group Person has received, at any time since December 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation by PGPSI of, or failure by PGPSI to comply with, any term or requirement of any Order to which PGPSI, or any of the assets owned or used by PGPSI, is or has been subject.

     3.16  ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as otherwise expressly set forth in this Agreement or in EXHIBIT 3.16 hereof, since the date of the Interim Balance
Sheet, PGPSI has conducted its business only in the Ordinary Course of Business and there has not been any:

           (a) change in PGPSI's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of PGPSI; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by PGPSI of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

           (b) amendment to the Organizational Documents of PGPSI;

           (c) with respect to the PGPSI Commercial Division, payment or increase by PGPSI of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee, other than the payments and increases which will be assumed at Closing by New Paragon Residential;

           (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of PGPSI;

           (e) damage to or destruction or loss of any asset or property of PGPSI, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of PGPSI, taken as a whole;

           (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to PGPSI of at least $10,000;

           (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of PGPSI or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of PGPSI, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

           (h) cancellation or waiver of any claims or rights with a value to PGPSI in excess of $10,000;

           (i) material change in the accounting methods used by PGPSI; or

           (j) agreement, whether oral or written, by PGPSI to do any of the foregoing.

     3.17  CONTRACTS; NO DEFAULTS

           (a) Sellers have delivered to Buyer true and complete copies of and EXHIBITS 3.17(a)(i) - (xiv) hereof contain a complete and accurate list, of:

               (i) in connection with the operation of the PGPSI Commercial Division, each Applicable Contract that involves performance of services or delivery of goods or materials by PGPSI of an amount or value in excess of $5,000 is described on EXHIBIT 3.17(a)(i);

               (ii) in connection with the operation of the PGPSI Commercial Division, each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by the PGPSI in excess of $10,000 is described on EXHIBIT 3.17(a)(ii);

               (iii) in connection with the operation of the PGPSI Commercial Division, each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year) is described on
           EXHIBIT 3.17(a)(iii);

               (iv)  [Intentionally Omitted]

               (v) in connection with the operation of the PGPSI Commercial Division, each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets is described on EXHIBIT 3.17(a)(v);

               (vi) in connection with the operation of the PGPSI Commercial Division, each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees is described on EXHIBIT 3.17(a)(vi);

               (vii) in connection with the operation of the PGPSI Commercial Division, each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by PGPSI with any other Person is described on EXHIBIT 3.17(a)(vii);

               (viii) in connection with the operation of the PGPSI Commercial Division, each Applicable Contract containing covenants that in any way purport to restrict the business activity of PGPSI or limit the freedom of PGPSI to engage in any line of business or to compete with any Person, other than any Delivered PGPSI Services Agreement which expressly contains such a covenant, is described on EXHIBIT 3.17(a)(viii);

               (ix) in connection with the operation of the PGPSI Commercial Division, each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods, in excess of $5,000 is described on EXHIBIT 3.17(a)(ix);

               (x) in connection with the operation of the PGPSI Commercial Division, each power of attorney that is currently effective and outstanding is described on
           EXHIBIT 3.17(a)(x);

               (xi) in connection with the operation of the PGPSI Commercial Division, each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by PGPSI to be responsible for consequential damages is described on EXHIBIT 3.17(a)(xi);

               (xii) in connection with the operation of the PGPSI Commercial Division, each Applicable Contract for capital expenditures in excess of $20,000 is described on EXHIBIT 3.17(a)(xii);

               (xiii) in connection with the operation of the PGPSI Commercial Division, each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by PGPSI other than in the Ordinary Course of Business is described on EXHIBIT 3.17(a)(xiii); and

               (xiv) in connection with the operation of the PGPSI Commercial Division, each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing is described on EXHIBIT 3.17(a)(xiv).

           EXHIBITS 3.17(a)(i) - (xiv) hereof sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of PGPSI under the Contracts if such amount exceeds $5,000 and PGPSI's office where details relating to the Contracts are located.

           (b) Except as set forth in EXHIBIT 3.17(b) hereof:

               (i) neither of the Sellers (and no Related Person of either Seller) has or may acquire any rights under, and neither of the Sellers has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets used in the operation of the PGPSI Commercial Division; and

               (ii) other than as set forth in the express terms of a Delivered PGPSI Services Agreement, neither PGPSI nor any officer, director, agent, employee, consultant, or contractor of PGPSI is bound by any Contract that purports to limit the ability of PGPSI or such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the PGPSI Commercial Division business of PGPSI.

           (c) Except as set forth in EXHIBIT 3.17(c) hereof, each Contract identified or required to be identified in EXHIBIT
     3.17(a) hereof is in full force and effect and is valid and enforceable in accordance with its terms.

           (d) Except as set forth in EXHIBIT 3.17(d) hereof:

               (i) to their Knowledge, PGPSI is, and at all times since December 1, 1993 has been, in full compliance with all applicable terms and requirements of each Contract under which PGPSI has or had any obligation or liability or by which PGPSI or any of the assets owned or used by PGPSI is or was bound;

               (ii) to their Knowledge, each other Person that has or had any obligation or liability under any Contract under which PGPSI has or had any rights is, and at all times since December 1, 1993 has been, in full compliance with all applicable terms and requirements of such Contract;

               (iii) to their Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give PGPSI or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) to their Knowledge, no PG Group Person has given to or received from any other Person, at any time since December 1, 1993, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach by PGPSI of, or default by PGPSI under, any Contract.

           (e) To their Knowledge, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to PGPSI under current or completed Contracts with any Person and, no such Person has made written demand for such renegotiation.

           (f) The Contracts relating to the provision of services by PGPSI has been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.


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     3.18  INSURANCE

           (a) Sellers have delivered to Buyer:

               (i) true and complete copies of all policies of insurance to which PGPSI is a party or under which PGPSI, or any director of PGPSI, is or has been covered at any time since July 1, 1994;

               (ii) have made available for review by Buyer and will deliver to Buyer upon request, true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of PGPSI's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

           (b) EXHIBITS 3.18(b)(i)-(iii) hereof describes, relating to the operation of the PGPSI Commercial Division:

               (i) any self-insurance arrangement by or affecting PGPSI, including any reserves established thereunder as identified in EXHIBIT 3.18(i);

               (ii) other than in the Ordinary Course of Business, any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by PGPSI as identified in EXHIBIT 3.18(ii); and

               (iii) except for obligations set forth expressly in the Delivered PGPSI Services Agreements, all obligations of PGPSI to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided as identified in EXHIBIT 3.18(iii).

           (c) EXHIBIT 3.18(c) hereof sets forth, by year, for the current policy year and each of the two preceding policy years:

               (i) a summary of the loss experience under each policy;

               (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:

                    (A)  the name of the claimant;

                    (B)  a description of the policy by insurer,
               type of insurance, and period of coverage; and


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

                    (C) the amount and a brief description of the claim; and

               (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

           (d) Except as set forth on EXHIBIT 3.18(d) hereof:

               (i) All policies to which PGPSI is a party or that provide coverage to either Seller, PGPSI, or any director or officer of PGPSI:

                    (A)  are valid, outstanding, and enforceable;

                    (B)  are issued by an insurer that is
               financially sound and reputable;

                    (C)  taken together, provide adequate
               insurance coverage for the assets and the operations of PGPSI;

                    (D)  are sufficient for compliance with all
               Legal Requirements and Contracts to which PGPSI is a party or by which any of them is bound;

                    (E)  will continue in full force and effect
               following the consummation of the Contemplated Transactions with respect to losses or claims accruing or arising prior to the Closing Date; and

                    (F)  do not provide for any retrospective
               premium adjustment or other experienced-based liability on the part of PGPSI.

               (ii) No Seller nor PGPSI has received with respect to PGPSI (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) PGPSI has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which PGPSI is a party or that provides coverage to PGPSI or a director thereof.

               (iv) PGPSI has given notice to the insurer of all material claims that may be insured thereby.


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

     3.19  ENVIRONMENTAL MATTERS

     Except as set forth in EXHIBIT 3.19:

           (a) To their Knowledge:

     (i)   PGPSI, and the Properties constituting Managed
           Properties during the period from the date hereof until Closing are, and at all times have been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law; and

     (ii) neither PGPSI nor any Cooper Partnership has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner, property manager or operator of any property, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any properties or assets (whether real, personal, or mixed) in which PGPSI or any Cooper Partnership has or had an interest (singularly, a "Property Interest" and, collectively, the "Property Interests"), or with respect to any Property Interests at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by PGPSI, PGL, any Cooper Partnerships, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

           (b) To their Knowledge, there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any Property Interests.

           (c) To their Knowledge, neither the Sellers nor PGPSI has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Property


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

     Interests, or with respect to any property or facility to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by PGPSI or any Cooper Partnership or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

           (d) To their Knowledge, neither PGPSI nor any Cooper Partnership, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Property Interests, or at any property geologically or hydrologically adjoining any such property or assets.

           (e) To their Knowledge:

     (i) there are no Hazardous Materials present on or in the Environment at any Property Interests, or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such properties or assets or of such adjoining property, or incorporated into any structure therein or thereon; and

     (ii) neither Sellers nor PGPSI nor any other Person for whose conduct they are or may be held responsible has permitted or conducted, or is aware of, any Hazardous
           Activity conducted with respect to any Property
           Interests except in full compliance with all applicable Environmental Laws.

           (f) To their Knowledge, there has been no Release or Threat of Release, of any Hazardous Materials at or from any Property Interests, or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Property Interests, or any geologically or hydrologically adjoining property, whether by Sellers, PGPSI, a Cooper Partnership or any other Person.

           (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers, PGPSI, PGL or, to their Knowledge, any Cooper Partnership pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Property Interests, or concerning compliance by Sellers, PGPSI, any or any other Person for whose conduct they are or


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

     may be held responsible, with Environmental Laws pertaining to the Property Interests.

     3.20  EMPLOYEES

           (a) EXHIBIT 3.20 hereof contains a complete and accurate list of the following information for each employee or director of PGPSI involved in the business or operations of the PGPSI Commercial Division, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under PGPSI's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

           (b) No employee, officer or director of the PGPSI involved in the business or operations of the PGPSI Commercial Division is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect
     (i) the performance of his duties as an employee, officer or director of PGPSI, or (ii) the ability of the PGPSI Commercial Division to conduct its business, including any Proprietary Rights Agreement with Sellers or PGPSI by any such employee, officer or director. Neither PGPSI nor the Sellers has Knowledge that any director or officer involved in the business or operations of the PGPSI Commercial Division intends to terminate his/her employment with PGPSI prior to April 30, 1997.

           (c) EXHIBIT 3.20 hereof also contains a complete and accurate list of the following information for each retired employee or director of PGPSI, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

           (d) EXHIBIT 3.20(d) hereof lists all Persons who are presently grantees under or participants in the PGPSI Employee Restricted Stock Plan (the "PGPSI Stock Plan"). Sellers have provided to Buyer a copy of all Restricted Stock Agreements presently outstanding under the Plan and all such agreements are listed on EXHIBIT 3.20(d). All such agreements are


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

     enforceable against the parties thereto in accordance with their terms.

     3.21  LABOR RELATIONS; COMPLIANCE

     Since December 1, 1993, PGPSI has not been nor is a party to any collective bargaining or other labor Contract. Since
December 1, 1993, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process,
(b) any Proceeding against or affecting PGPSI relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of PGPSI or their premises, or (c) any application for certification of a collective bargaining agent. To their Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by PGPSI, and no such action is contemplated by PGPSI. PGPSI has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. PGPSI is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.22  INTELLECTUAL PROPERTY

           (a) INTELLECTUAL PROPERTY ASSETS--The term "Intellectual Property Assets" includes, as it relates to the operation and/or assets used by the PGPSI Commercial Division:

               (i) the tradename "Paragon Commercial" and all related fictional business names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

               (ii)  all patents, patent applications, and
           inventions and discoveries that may be patentable
           (collectively, "Patents");

               (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

               (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings,


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

           and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by PGPSI as licensee or licensor.

           (b) AGREEMENTS-- To their Knowledge, EXHIBIT 3.22(b) hereof contains a complete and accurate list and summary description, including any royalties paid or received by PGPSI, of all Contracts relating to the Intellectual Property Assets to which PGPSI is a party or by which PGPSI is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which PGPSI is the licensee. To their Knowledge, there are no outstanding and no Threatened disputes or disagreements with respect to any such agreement.

           (c) KNOW-HOW NECESSARY FOR THE BUSINESS

               (i) The Intellectual Property Assets are all those necessary for the operation of PGPSI' businesses as they are currently conducted. To their Knowledge, PGPSI is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

               (ii) Except as set forth in EXHIBIT 3.22(c) hereof, no officer or employee of PGPSI involved in the operation of the PGPSI Commercial Division has entered into any Contract that restricts or limits in any way the scope or type of work in which the officer or employee may be engaged or requires the officer or employee to transfer, assign, or disclose information concerning his work to anyone other than PGPSI.

           (d) Trademarks

               (i) EXHIBIT 3.22(d) hereof contains a complete and accurate list and summary description of all Marks.

               (ii) PGPSI has no Marks that have been registered or the subject of an application for registration with the United States Patent and Trademark Office.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, no such action is, to their Knowledge, threatened with the respect to any of the Marks.


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

               (iv) To their Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (v)   To their Knowledge, no Mark has been
           challenged or threatened.

           (e) Copyrights

               (i) To their Knowledge, EXHIBIT 3.22(e) hereof contains a complete and accurate list and summary description of all Copyrights. To their Knowledge, PGPSI is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii)  No Copyrights have been registered.

               (iii) To their Knowledge, no Copyright is infringed or been challenged or threatened. To their Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

           (f) TRADE SECRETS

               (i) With respect to each Trade Secret, to their Knowledge, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) To their Knowledge, Sellers and PGPSI have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

               (iii) PGPSI has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets, including computer software, in the manner in which it is presently used by the PGPSI Commercial Division. To their Knowledge, the Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than PGPSI) or to the detriment of PGPSI. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.


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

     3.23  CERTAIN PAYMENTS

     Since December 1, 1993, neither PGPSI nor any director, officer, agent, or employee of PGPSI, nor any Representative, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of PGPSI or any Related Person thereof, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of PGPSI.

     3.24  PGPSI SERVICES AGREEMENTS

     The PGPSI Services Agreements in effect are listed on EXHIBIT 3.24-1 hereof. All such listed PGPSI Services Agreements are in full force and effect and are valid and enforceable according to their terms except as such enforcement may be limited by applicable insolvency laws or laws affecting creditors' rights generally. Except as set forth on EXHIBIT 3.24-2, there is no default in existence in regard to any such listed PGPSI Services Agreements or, to their Knowledge, event of default or event, occurrence, condition or act which, with the giving of notice or the lapse of time, would become a default or event of default thereunder. Such listed PGPSI Services Agreements contain all the terms of agreement between PGPSI and such owner respecting the parties' mutual rights and obligations related to the property management services of PGPSI.

     None of the Encumbrances respecting PGPSI Service Agreements referenced in Section 2.6(a) have a material adverse effect on the value of any single PGPSI Service Agreement or on the value of all the PGPSI Service Agreements taken as a whole.

     Except as set forth on EXHIBIT 3.24-3 hereto, all the Properties respecting which PGPSI provides management services are either Controlled Management Properties, Syndicated GE Properties or Non-Affiliated Management Properties. To their Knowledge, neither the Sellers nor PGPSI has received notice or other communication that any party (other than PGPSI) to a PGPSI Services Agreement is considering terminating such agreement, including any termination either prior to the expiration of their stated term or as a result of effectuation of the Contemplated Transactions, or failure to renew a PGPSI Services Agreement.

     Except as set forth in EXHIBIT 3.24-4, to their Knowledge, none of the Managed Properties is presently being offered for sale (as evidenced by specific authorization of an owner to any person make a commercially reasonable offer to sell as to price and term


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

and to use customary and professional methods ordinarily utilized in the brokerage and marketing of commercial real estate.)

     Notwithstanding any other provision of this Agreement to the contrary, in the event that the execution, delivery or performance of this Agreement or any other consummation or performance of any of the Contemplated Transactions (with or without notice or lapse of time) contravenes, conflicts with, or results in a violation of or breach of any provision of, or gives any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, the express terms of any Delivered PGPSI Services Agreement, no such contravention, conflict, violation or breach shall be treated by Buyer as a Breach by Sellers of this Agreement nor give rise to any claim for indemnification under Section 10.2(a) hereof.

     3.25  PGPSI SERVICES AGREEMENT REVENUES

     PGPSI revenues, as measured by GAAP, from PGPSI Services Agreements during the fiscal year ended 1995 was not less than $20,000,000. PGPSI revenues, as measured by GAAP on an unconsolidated basis, from PGPSI Services Agreements during the fiscal quarter ended March 31, 1996 was not less than $3,750,000.

     3.26  DISCLOSURE

           (a) To their Knowledge, no representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

           (b) To their Knowledge, no notice given pursuant to
     Section 5.9 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     3.27  RELATIONSHIPS WITH RELATED PERSONS

     Except as set forth in EXHIBIT 3.27 hereof, no Seller or any Related Person of Sellers or of PGPSI is a party to any Contract with, or has any claim or right against, PGPSI.

     3.28  BROKERS OR FINDERS

     Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement except for fees payable at or prior to Closing to Merrill Lynch.


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

     3.29  PGPSI NOTE

     PGL is and will be on the Closing Date the sole holder of the PGPSI Note, free and clear of all Encumbrances. The copy of the PGPSI Note attached hereto as EXHIBIT 1.G is a true and complete copy of the form of the PGPSI Note. Immediately before Closing, after giving effect to the creation of the New Paragon Residential Note, the unpaid principal amount of the PGPSI Note will be not less than $12,417,000 nor greater than $12,447,000 and no interest will be outstanding on the PGPSI Note on the Closing Date.

     3.30  NET OPERATING LOSS

     As of the date of closing and including all transactions reported in the period ending with the date of the closing, PGPSI will have a federal net operating loss carryforward (for purposes of IRC Section 172) of at least $5,000,000. The net operating loss carryforward for Alternative Minimum Tax purposes (as described in IRC Section 56(a)(4)) will also be at least $5,000,000. These amounts are exclusive of any other tax attribute carrying forward (including capital losses and charitable contributions).

     In determining the taxable income or loss for the year ended December 31, 1995, it is anticipated that PGPSI will deduct approximately $2,500,000 of research and development expenditures under IRC Section 174, that these expenditures will qualify under
Section 174(e), and that this deduction will establish an accounting method for this entity for these costs. Buyer may request, and the Sellers may not deny without reasonable cause, that certain elections, accounting methods, etc. be utilized in the preparation of the federal and state returns for the year ended December 31, 1995, and the period ending with the date of closing. These elections may include a statement in the return specifying that the accounting method chosen for the above-referenced Section 174 costs may be limited to costs attributable to in-house computer software development. It will not be unreasonable for the Sellers to deny the request(s) if, by complying with the request(s), additional tax liability in total (for all requests) will result (unless Buyer agrees to compensate the Sellers for the additional liability).
Sellers can deny elections causing additional pre-closing tax liability unless Buyer agrees to pay Sellers for such liability.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     4.1   ORGANIZATION AND GOOD STANDING

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.


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

     4.2   AUTHORITY; NO CONFLICT

           (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the three Consulting/Non-Competition Agreements with
     (i) Sellers and PG Parent, (ii) Means and (iii) Cooper, respectively, the Great Southwest Management Agreement, the Real Estate Brokerage Agreement, the Tax Allocation Agreement, the IFG Warrant, the IFG Warrant Agreement and the Buyer's Closing Certificate (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

           (b) Except as set forth in EXHIBIT 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)   any provision of Buyer's Organizational
           Documents;

               (ii)  any resolution adopted by the board of
           directors or the stockholders of Buyer;

               (iii) any Legal Requirement or Order to which Buyer may be subject; or

               (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

           Except as set forth in EXHIBIT 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3   INVESTMENT INTENT

     Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.


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

     4.4   CERTAIN PROCEEDINGS

     There is no pending or Threatened Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     4.5   BROKERS OR FINDERS

     Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.   COVENANTS OF SELLERS AND PGPSI PRIOR TO/ON CLOSING DATE

     5.1   REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Sellers will, and will cause PGPSI to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR
Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause PGPSI to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in EXHIBIT 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

     5.2   SHAREHOLDER APPROVAL

     The Sellers shall as soon as practicable after the date of this Agreement take any necessary action to vote upon and approve this Agreement and the Contemplated Transactions.

     5.3   CURRENT INFORMATION

     During the period from the date of this Agreement to the Closing Date, PGPSI shall cause one or more of its representatives to confer on a regular and frequent basis with representatives of Buyer to report on the general status of the ongoing operations of the PGPSI Commercial Division. PGPSI shall promptly notify Buyer of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and will keep Buyer fully informed with respect to such events.


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     5.4   [Intentionally Omitted]

     5.5   SECURITIES LAWS COMPLIANCE

     Buyer and Sellers shall use their Best Efforts to cause the IFG Warrants to be issued exempt from registration under the Securities Act in valid reliance upon the private placement exemption provisions of Section 4(2) of the Securities Act and, at Buyer's option, Rules 505 and/or 506 of the SEC promulgated pursuant to Sections 3(b) and 4(2) of the Securities Act.

     5.6   OPERATIONS PRIOR TO CLOSING DATE

     In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, PGPSI will, and TPMPL shall cause PGPSI to:

           (a) conduct the business of PGPSI only in the Ordinary
     Course of Business;

           (b) use their Best Efforts to preserve intact the current commercial property management organization of PGPSI, keep available the services of the current officers, employees, and agents of the current commercial property management organization of PGPSI, and maintain the relations and good will with owners of Non-Affiliated Managed Properties, Syndicated GE Partnership Properties and Controlled Managed Properties, tenants of Properties, all partners and other equity owners of the Cooper Partnerships and the Syndicated GE Partnerships, suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with PGPSI.

During the period from the date hereof to and including the Closing Date, except as expressly contemplated hereby, without the prior written consent of Buyer, PGPSI will not have:

     (a) incurred any liability or obligation of any material nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business;

     (b) permitted any of its Owned Assets to be subjected to any Encumbrance;

     (c) sold, transferred or otherwise disposed of any Owned assets except in the Ordinary Course of Business;

     (d) in connection with the operation of the PGPSI Commercial Division, made any capital expenditure or commitment therefor, except in the Ordinary Course of Business;


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     (e)   redeemed, purchased or otherwise acquired any shares of
     its capital stock or any option, warrant or other right to purchase or acquire any such shares;

     (f) except in the Ordinary Course of Business, borrowed money or made any loan to any Person;

     (g) written off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to PGPSI;

     (h) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any PGPSI Commercial Division executive employees or other employees;

     (i) cancelled or waived any claims or rights of substantial value;

     (j) made any change in any method of accounting or auditing practice;

     (k) agreed, whether or not in writing, to do any of the foregoing;

     (l) caused the Sellers or PGPSI to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

     5.7   MISCELLANEOUS AGREEMENTS AND CONSENTS

     The Sellers and PGPSI hereto shall use their Best Efforts to:
(a) satisfy all the conditions precedent to its and all other parties' obligations hereunder; (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement, other than any Consent required by the express terms of the Delivered PGPSI Service Agreements or the express terms of the Delivered Cooper Partnership Agreement; and (c) remove any condition or state of facts pertaining to Sellers or PGPSI that otherwise would make consummation of the transactions contemplated hereby a violation of applicable law or a breach of a Contract (including any PGPSI Services Agreement) to which PGPSI or any Cooper Partnership is a party. Sellers and Buyer agree to cooperate in good faith and to use their Best Efforts to enable PGPSI and New Paragon Residential to obtain and/or maintain appropriate real estate brokerage and related professional services licenses (including the utilization, at no cost to Sellers, of Paragon Colo. RE Services, Inc. or other affiliates of Sellers holding such licenses which have in the Ordinary Course of Business enabled PGPSI to provide services in such states) during and immediately


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following the transition of the transfer of the Shares. With respect to performance bonds listed on EXHIBIT 2.6(b) obtained by PGPSI or a Related Person respecting activities or obligations of PGPSI as a receiver or contractor, Buyer will either assume PGPSI's liabilities thereunder (and provide appropriate indemnity) or obtain replacement bonds immediately after Closing in form and amount sufficient to satisfy the applicable bonding requirements. The Sellers and PGPSI further agree promptly to execute at the reasonable request of Buyer before, on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement, including, without limitation, information to auditors respecting the operations of PGPSI prior to the Closing Date, letters of authority on the Closing Date and signature cards and other materials evidencing the transfer of the bank accounts of PGPSI.

     Buyer acknowledges and agrees that it is a sophisticated and experienced acquiror of commercial property management services agreements and related assets and is relying on its own investigation and examination in its decision to acquire the Shares and proceed with the Contemplated Transactions herein described. Nothing in this Section 5.7 shall, however, limit the effect of the indemnification obligation of the Sellers set forth in Section 10.2 hereof.

     5.8   ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date, Sellers and PGPSI will, and will cause each PG Group Person and their Representatives to, (a) afford Buyer and its Representatives and advisors (collectively, "Buyer's Advisors") full and free access to PGPSI Commercial Division personnel, the Controlled Managed Properties (and will use their Best Efforts to afford Buyer and Buyer's Advisors reasonable access to the Non-Affiliated Managed Properties and Syndicated GE Partnerships) and to PGPSI Contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.9   NOTIFICATION

     Between the date of this Agreement and the Closing Date, the Sellers and PGPSI will promptly notify Buyer in writing if a Seller or PGPSI becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Sellers as of the date of this Agreement and before Closing, or if a Seller or PGPSI becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a


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Breach of any such representation or warranty had such
representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any representations or warranties of a Seller herein if this Agreement were dated the date of the occurrence or discovery of any such fact or condition, Sellers or PGPSI will promptly deliver to Buyer written notice specifying such change (a "Modification Notice"). During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

     5.10  NO NEGOTIATION

     Until such time, if any, as this Agreement is terminated pursuant to Section 9, for so long as Buyer is not in Breach of this Agreement, Sellers and PGPSI will not, and will not permit any of their Representatives to, directly or indirectly solicit, initiate, respond to or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of PGPSI, or any of the capital stock of PGPSI, or any merger, consolidation, business combination, or similar transaction involving PGPSI.

6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

     6.1   APPROVALS OF GOVERNMENTAL BODIES

     As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). The Buyer shall use its Best Efforts to satisfy all the conditions precedent to its and all other parties' obligations under this Agreement. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in EXHIBIT 3.2(c) hereof; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is


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subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1   ACCURACY OF REPRESENTATIONS

     All of the representations and warranties of Sellers and PGPSI in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date, without giving effect to any Modification Notice.

     7.2   PERFORMANCE

     (a) All of the covenants and obligations that Sellers and PGPSI are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with.

     (b)   Each document required to be delivered pursuant to
Section 2.4 must have been delivered.

     (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with Section 2 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

     (d) All of the covenants and obligations that Cooper and WRCH are required to perform or to comply with pursuant to the Cooper Agreement at or prior to the Closing must have been duly performed and complied with; Cooper has delivered the agreements and documents described in Section 11 of the Cooper Agreement (the "Closing Cooper Agreements"); and there shall be no Breach in such Closing Cooper Agreements.

     7.3   CONSENTS

     Each of the Consents identified in Sections 3.2, 4.2 and 5.7, must have been obtained and must be in full force and effect.

     7.4   ADDITIONAL DOCUMENTS

     Each of the following documents must have been delivered to
Buyer:

           (a) an opinion of Stutzman & Bromberg, dated the Closing Date, in the form of EXHIBIT 7.4(a); and


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           (b) Tax Allocation Agreement; and

           (c) a Consulting/Non-Competition Agreement executed by Cooper in the form of EXHIBIT 7.4(c) (the "Cooper
     Consulting/Non-Competition Agreement"), and the Paragon
     Consulting/Non-Competition Agreement; and

           (d) a Consulting/Non-Competition Agreement executed by Means substantially similar to the form of Non-Solicitation and Right of First Opportunity Agreement between Means and PGPSI, dated July 27, 1994, executed by Means and PGPSI (the "Means Consulting/Non-Competition Agreement"); and

           (e) Employment Non-Competition Agreement in the form of
     EXHIBIT 7.4(e), executed by Doug Knaus (the "Knaus Employment Agreement"), the PG Parent Warrants, the PG Parent Warrant Agreement and the PG Parent Registration Rights Agreement; and

           (f) the Real Estate Brokerage Agreement, the form of which shall have been agreed upon by Buyer and Sellers no later than June 15, 1996; and

           (g) the Exhibits, in accordance with Section 2.3(b) or as the parties may otherwise agree; and

           (h) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties,
     (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller,
     (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     Buyer and Sellers shall have, no later than June 15, 1996, agreed upon the form of the PGPSI Replacement Management Agreement.

     7.5   NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.


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     7.6   NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of PGPSI, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     7.7   NO PROHIBITION

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     7.8   BOOK VALUE OF OWNED ASSETS

     After giving effect to the transfers and dispositions of Excluded Assets and the Contemplated Transactions, the unamortized and un-depreciated basis of the amortizable and depreciable Owned Assets for federal income tax purposes shall not be less than twelve million dollars on the Closing Date.

     7.9   FINANCIAL STATEMENTS; COMFORT LETTERS

     The receipt by Buyer of: (a) pro forma financial statements of PGPSI giving effect to the sale of the Excluded Assets, prepared by Ernst & Young and in form and substance satisfactory to Buyer; and
(b) "comfort letters" from E&Y, in form and substance satisfactory to Buyer, dated within 5 days prior to the Closing Date, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants relating to the foregoing financial statements and customarily included in comfort letters relating to similar transactions.

     7.10  DIVISION/COST ALLOCATION OF CERTAIN PGPSI ASSETS

     Buyer and Sellers will have entered into a Closing Allocation of Joint Assets Agreement (the "Closing Allocation of Joint Assets Agreement") governing the division, future possession and use, and cost allocation of those assets, including equipment and leased office space, of PGPSI (including the designation of an asset as an Owned Asset or an Excluded Asset) which are presently used both in the operation of the PGPSI Commercial Division and the operation of PGPSI's residential property services business.




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     7.11  UNIMPROVED REAL ESTATE

     PGPSI will have transferred (and provided to Buyer satisfactory evidence thereof) all its right, title and interest in the 1996 Dallas Industrial Property immediately prior to the Closing and PGPSI and New Paragon Residential will have entered into the Great Southwest Management Agreement respecting the 1996
Dallas Industrial Property.

     7.12  REVENUES ATTRIBUTABLE TO CONTINUING PGPSI SERVICES
AGREEMENTS

     The annualized aggregate amount of revenues payable on PGPSI Service Agreements in effect on the Closing Date (excluding revenues from PGPSI Service Agreements respecting which the owner has provided PGPSI notice of termination, cancellation or non-renewal as of the Closing Date) shall not be greater than $1,000,000 less than the annualized aggregate amount of revenues payable on PGPSI Service Agreements in effect on the date of execution of this Agreement (excluding revenues from PGPSI Service Agreements respecting which the owner has provided PGPSI notice of termination, cancellation or non-renewal as of the date of execution of this Agreement).

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     8.1   ACCURACY OF REPRESENTATIONS

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate as of the date of this Agreement and must be accurate as of the Closing Date as if made on the Closing Date.

     8.2   BUYER'S PERFORMANCE

           (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with.

           (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and



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     must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

     8.3   CONSENTS

     Each of the Consents identified in Exhibit 3.2 hereof must have been obtained and must be in full force and effect.

     8.4   ADDITIONAL DOCUMENTS

     Buyer must have caused the following documents to be delivered to Sellers:

           (a) an opinion of Farris, Warfield & Kanaday, dated the Closing Date, in the form of EXHIBIT 8.4(a); and

           (b) the Exhibits, in accordance with Section 2.3(b) or as the parties may otherwise agree; and

           (c) such other documents as Sellers may reasonably request for the purpose of (ii) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (iii) evidencing the satisfaction of any condition referred to in this Section 8.

     8.5   NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Sellers or PGPSI, or against any Person affiliated with Sellers, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     8.6   DIVISION/COST ALLOCATION OF CERTAIN PGPSI ASSETS

     Buyer and Sellers will have entered into a Closing Allocation of Joint Assets Agreement governing the division, future possession and use, and cost allocation of those assets, including equipment and leased office space, of PGPSI (including the designation of an asset as an Owned Asset or an Excluded Asset) which are presently used both in the operation of the PGPSI Commercial Division and the operation of PGPSI's residential property services business.




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9.   TERMINATION

     9.1   TERMINATION EVENTS

     This Agreement may, by notice given prior to or at the Closing, be terminated:

           (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

           (b) by Buyer: if any of the conditions in Section 7 has not been satisfied as of the Closing Date; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

           (c) by Sellers: if any of the conditions in Section 8 has not been satisfied of the Closing Date; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

           (d) by mutual consent of Buyer and Sellers; or

           (e) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 1996, or such later date as the parties may agree upon.

     9.2   EFFECT OF TERMINATION

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.




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10.  INDEMNIFICATION; REMEDIES

     10.1  SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
KNOWLEDGE

     All representations, warranties, covenants, and obligations in this Agreement, the Modification Notices, the certificates delivered pursuant to Section 2.4(a) and (b), and any other certificate or document delivered pursuant to this Agreement will indefinitely survive the Closing, except as otherwise provided below.

     (a) The representations and warranties of Sellers and PGPSI contained in the following Sections of this Agreement shall survive until the third anniversary of the Closing Date:

           3.2(c),(d); 3.4; 3.5; 3.6; 3.7; 3.10; 3.14 (except
           3.14(b)(iii) which shall survive indefinitely); 3.16(c) through (h); 3.17(a); 3.17(d) through (f); 3.18(b) and
           (c); 3.20 (a) and (c); 3.21; 3.22; 3.24; 3.25; 3.26;
           3.27; 3.28

     (b) The representations and warranties of Sellers and PGPSI contained in the following Sections of this Agreement shall survive until the second anniversary of the Closing Date:

           3.8; and 3.12

     (c) The representations and warranties of Buyer contained in the Section 4.5 of this Agreement shall survive until the third anniversary of the Closing Date.

      PROVIDED FURTHER that, if prior to the expiration of the survival period with respect to any claim for indemnity hereunder, Buyer or Sellers, as the case may be, shall have been notified of such claim and such claim shall not have been finally resolved before the expiration of such survival period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive as to such claim and shall remain a basis for indemnity as to such claim until such claim is finally resolved.

     10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

     Sellers, jointly and severally, will indemnify and hold harmless Buyer, PGPSI, IFG and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving



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a third-party claim (collectively, "Damages"), arising or resulting from, directly or indirectly, from or in connection with:

           (a) any Breach of any representation or warranty made by any PG Group Person in this Agreement (after giving effect to any Modification Notice) or any other certificate or document delivered by Sellers or by any other PG Group Person pursuant to this Agreement;

           (b) any Breach by any PG Group Person of any covenant or obligation of such PG Group Person in this Agreement or in any Sellers' Documents or any other document delivered by Sellers or any other PG Group Person pursuant to this Agreement;

           (c) regardless of whether it may also constitute a Breach under Section 10.2 (a) or (b) above, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) arising from or relating to the operation, management or ownership of PGPSI, arising or related to the period on or prior to the Closing Date (whether known or unknown on the Closing Date).

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

     With respect to any indemnification required of the Sellers as a result of any breach of a representation or warranty set forth in
Section 3.30 hereof, the parties hereto hereby stipulate and agree that the indemnifiable claim hereunder shall be an amount equal to 38% of the resulting reduction in the net operating loss carryforward, and that such claim shall be payable in full at the time the adjustment giving rise to such reduction is final, with appropriate adjustment to reflect the time period over which PGPSI is or reasonably anticipate to be able to utilize any portion of the carryforward eliminated by such adjustment.

     Notwithstanding anything in this Agreement to the contrary, the aggregate Damages for which Sellers shall be liable under this
Section 10.2 or otherwise under this Agreement shall be limited to Twenty-Five Million Dollars ($25,000,000); provided, however, that such limitation shall not apply to:

     (1) any payment of Ordinary Course of Business liabilities or obligations required to be made by Sellers pursuant to Sections 2.6 and 2.7 if such payment constituted an Ordinary Course of Business liability of which PGPSI or any employee, officer or director of PGPSI had Knowledge on or before the Closing Date;




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     (2)   payments required to be made by Sellers pursuant to
           Sections 2.16(a) and 2.17;

     (3) payments made by a Seller for a liability of a Seller arising under Environmental Laws as a result of Sellers' ownership of or control over PGPSI during any period prior to the Closing Date ("Sellers' Control Environmental Liability") (and Buyer shall have the right to cross claim or otherwise assert against Sellers claims related to Sellers Control Environmental Liability);

     (4) an indemnity claim against Sellers for payment after the Closing of an indemnification obligation by PGPSI to a Person who was an officer, employee or director of PGPSI prior to the Closing who is entitled to indemnification from PGPSI under applicable statutory law, under Organizational Documents of PGPSI or otherwise.

     10.3  [Intentionally Omitted]

     10.4  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

     Buyer will indemnify and hold harmless Sellers and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Sellers' Indemnified Persons"), and will pay to Sellers' Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

           (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement; or

           (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement; or

           (c) regardless of whether it may also constitute a Breach under Section 10.4 (a) or (b) above, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) arising from or relating to the operation, management or ownership of PGPSI, arising or related to the period after the Closing Date (whether known or unknown on the Closing Date).

     Notwithstanding anything in this Agreement to the contrary, the aggregate Damages for which Buyer shall be liable under this
Section 10.4 (a) and/or (b) or otherwise under this Agreement shall be limited to Four Million Dollars ($4,000,000) and the aggregate Damages for which Buyer shall be liable under Section 10(c) shall be limited to Three Million Dollars ($3,000,000); provided,



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however, that such limitations shall not apply to Earn-Out Payments required to be made by Buyer pursuant to Section 2.5 hereof.

     10.5  [Intentionally Omitted]

     10.6  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

           (a) Promptly after receipt by an indemnified party under
     Section 10.2 or 10.4, of notice of the commencement of any Proceeding against it or of notice that such Proceeding has been Threatened against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim or threatened Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action or the ability of the indemnifying party to obtain otherwise available insurance proceeds is materially prejudiced by the indemnified party's failure to give such notice.

           (b) If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
     (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the




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

     indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

           (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may materially adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, and following a good faith attempt to consult with the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     10.7 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.  GENERAL PROVISIONS

     11.1  EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of a Closing, Buyer will reimburse Sellers $22,500 for the HSR Act filing fee previously paid by Sellers. In the event of a Closing, Buyer will also pay Sellers $27,500 on a non-accountable basis to reimburse Sellers for fees and expenses paid by Sellers to their independent certified public accounting firm and others incurred in connection with the preparation of the pro forma financial statements and Tax Returns of PGPSI required to be delivered at or before the Closing Date pursuant to Section 7.9 hereof. Sellers will cause PGPSI not to incur or accrue after the Effective Time any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own




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

expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.2  MANDATORY ARBITRATION

     Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort, (but excluding claims, controversies and disputes under the Consulting/Non-Competition Agreements, the IFG Registration Rights Agreement(s), the PG Parent Warrant Agreement, the PG Parent Registration Rights Agreement, the IFG Warrant Agreement, the IFG Registration Rights Agreement, and the Employment Agreement(s), all of which shall be governed by the terms thereof) shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable New York law), the rules of practice and procedure for the arbitration of commercial disputes of the American Arbitration Association ("A.A.A."), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

           (i) SPECIAL RULES. The arbitration shall be conducted in the Borough of Manhattan, New York, New York and administered by A.A.A., who will appoint an arbitrator. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration. Further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional sixty (60) days.

     11.3  CONFIDENTIALITY

     All information and documentation furnished to Buyer shall be covered by that certain letter agreement dated March 6, 1996 (the "Confidentiality Letter"). Prior to Closing, no party or affiliate of a party hereto or to the Confidentiality Letter will issue or cause publication of any press release or other announcement or public communications with respect to the Contemplated Transactions, including without limitation a general announcement to such party's employees, without the prior consent of the other parties hereto, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party (or affiliate) from issuing or causing publication of any such press release, announcement or public communication to the extent that such party (or affiliate) reasonably determines such action to be required by law or the rules of any national stock exchange or




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

association applicable to it, in which case the party (or affiliate) making such determination will use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance or to make any disclosure necessary to obtain any consents required or deemed appropriate by Purchaser.

     11.4  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Sellers:

     Paragon Group L.P.
     Texas Paragon Management Partners L.P.
     7557 Rambler Road
     Suite 1200
     Dallas, Texas 75231
     Telephone: (214) 891-2000
     Facsimile: (214) 891-2019
     Attention: William R. Cooper

with a copy to:

     Stutzman & Bromberg, a Professional Corporation
     2323 Bryan Street
     Suite 2200
     Dallas, Texas 75201
     Telephone: (214) 969-4900
     Facsimile: (214) 969-4999
     Attention: M. David Stutzman

If to Buyer:

     Insignia Commercial Group, Inc.
     c/o Insignia Financial Group, Inc.
     One Insignia Financial Plaza
     Greenville, South Carolina  29602
     Telephone: (864) 239-1675
     Facsimile: (864) 239-1096
     Attention: John K. Lines, General Counsel and Secretary




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

With a copy to:

     Insignia Financial Group, Inc.
     102 Woodmont Boulevard, Suite 400
     Nashville, Tennessee  37205
     Telephone: (615) 783-1000
     Facsimile: (615) 783-1099
     Attention: Frank M. Garrison

With a copy to its counsel:

     Farris, Warfield & Kanaday
     Suite 1900, 424 Church Street
     Nashville, Tennessee  37219
     Telephone: (615) 244-5200
     Facsimile: (615) 726-3185
     Attention: B. Riney Green

     11.5  [Intentionally Omitted]

     11.6  FURTHER ASSURANCES

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.7  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.




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

     11.8  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated April 29, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9  AGREEMENT WITH COOPER

     The Sellers acknowledge that the entering into concurrently with this Agreement of that certain Cooper Agreement by and among Cooper, WRC Holdings, Inc., ("WRCH") and Buyer dated as of the date hereof (the "Cooper Agreement") is a material inducement to Buyer to enter into this Agreement.

     11.10  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of IFG. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.11  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.12  SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly



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

provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgement that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

     11.13  TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.14  GOVERNING LAW

     This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

     11.15  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        REMAINING PORTION OF PAGE INTENTIONALLY LEFT BLANK




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

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


PARAGON GROUP L.P.                      PARAGON GROUP PROPERTY
                                        SERVICES, INC.
BY: PARAGON GROUP GP HOLDINGS, INC.
     ITS GENERAL PARTNER


     By:                                By:

     Title:                             Title:


TEXAS PARAGON MANAGEMENT PARTNERS       INSIGNIA COMMERCIAL GROUP,
L.P., a Texas limited partnership       INC.

BY: PGI MANAGEMENT HOLDINGS, INC.       By:
    A TEXAS CORPORATION
                                        Title:
     By:

     Title:




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

                        INDEX OF EXHIBITS

Exhibit 1.A            Cooper Partnerships
Exhibit 1.B            Cooper Partnership Properties
Exhibit 1.C            Delivered Cooper Partnership Agreements
Exhibit 1.D            Delivered PGPSI Service Agreements
Exhibit 1.E            Managed Properties
Exhibit 1.F            PG Group Properties
Exhibit 1.G            PGPSI Note
Exhibit 1.H            Syndicated GE Partnerships
Exhibit 1.I            Syndicated GE Partnership Properties
Exhibit 1.J-1          Management Termination Properties
Exhibit 2.2(a)         Form of IFG Warrant Agreement
Exhibit 2.4(a)         Form of Paragon Consulting/Non-Competition
                       Agreement
Exhibit 2.5.(a)-1      Effective Time PGPSI Commercial Clients
Exhibit 2.5.(a)-2      Effective Time PGPSI Commercial Properties
Exhibit 2.5.(a)-3      Additional Effective Time PGPSI Commercial
                       Clients
Exhibit 2.6.(a)-1      Owned Assets
Exhibit 2.6(a)(vi)     Excluded Assets
Exhibit 2.6.(b)        Continuing Liabilities of PGPSI
Exhibit 2.9            Form of Tax Allocation Agreement
Exhibit 2.10           Form of IFG Registration Rights Agreements
Exhibit 2.11.(d)-1     Non-Affiliated Management Properties
Exhibit 2.16.(d)       Leased Space Utilized by PGPSI
Exhibit 2.17(f)        Stock Option Plan Information
Exhibit 2.17(g)        List of PGPSI Employees Subject to Notice
Exhibit 2.23           PG Parent Warrants
Exhibit 2.24           PG Parent Registration Rights Agreement
Exhibit 3.1            List of States in Which Qualified
Exhibit 3.2.(b)        Conflicts with Agreement
Exhibit 3.2.(c)        Required Consents and Notices
Exhibit 3.6            List of Real property, Leaseholds, Other
                       Interests Owned by PGPSI
Exhibit 3.8(a)         List of Accounts Receivable
Exhibit 3.8(b)         List of Employee Accounts Receivable
Exhibit 3.10           Excluded Liabilities
Exhibit 3.11           Contested Taxes
Exhibit 3.13(b)(ii)    List of PGPSI Plans, PGPSI Other Benefit
                       Obligations, and Qualified Plans
Exhibit 3.13(b)(iii)   List of ERISA Affiliates of PGPSI
Exhibit 3.13(b)(iv)    List of PGPSI Other Benefit Obligations and
                       Financial Cost of Obligations
Exhibit 3.13(d)        Certain Plan Changes and Events
Exhibit 3.14           List of Governmental Authorizations
Exhibit 3.15           Litigation
Exhibit 3.16           Changes
Exhibit 3.17(a)(i)     Performance of Services or Delivery of
                       Goods
Exhibit 3.17(a)(ii)    Non-Ordinary Course of Business in Excess
                       $10,000




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

Exhibit 3.17(a)(iii)   Affecting Real or Personal property
Exhibit 3.17(a)(iv)    [Intentionally Omitted]
Exhibit 3.17(a)(v)     Patents, Trademarks, Copyrights
Exhibit 3.17(a)(vi)    Labor Union
Exhibit 3.17(a)(vii)   Sharing of Profits, Losses, Costs, or
                       liabilities
Exhibit 3.17(a)(viii)  Restrict the Business Activity
Exhibit 3.17(a)(ix)    Payments based on Sales, Purchases, or
                       Profits
Exhibit 3.17(a)(x)     Power of Attorney
Exhibit 3.17(a)(xi)    Non-Ordinary Course of Business responsible
                       for Consequential Damages
Exhibit 3.17(a)(xii)   Capital Expenditures in Excess of $20,000
Exhibit 3.17(a)(xiii)  Non-Ordinary Course of Business Contractual
                       Performance
Exhibit 3.17(a)(xiv)   Amendment, Supplement, and Modification
Exhibit 3.17(b)        Certain Contract Claims or Employee
                       Restrictions
Exhibit 3.17(c)        Invalid Contracts
Exhibit 3.17(d)        Contract Compliance and Default Matters
Exhibit 3.18(b)(i)     Self-Insurance Arrangement
Exhibit 3.18(b)(ii)    Transferring or Sharing of Risk by PGPSI
Exhibit 3.18(b)(iii)   Insurance Obligations of PGPSI to Third
                       Parties
Exhibit 3.18(c)        Insurance Losses and Claims
Exhibit 3.18(d)        Excluded Insurance
Exhibit 3.19           Environmental Matters
Exhibit 3.20           List of Employees and Directors and Related
                       Information
Exhibit 3.20(d)        PGPSI Employee Restricted Stock Plan
Exhibit 3.22(b)        Intellectual Property Assets
                       Agreements/Contracts
Exhibit 3.22(c)        Employees without Written Contracts
Exhibit 3.22(d)        List of Trademarks
Exhibit 3.22(e)        List of Copyrights
Exhibit 3.24-1         List of PGPSI Services Agreements
Exhibit 3.24-2         List of Defaulted PGPSI Services Agreements
Exhibit 3.24-3         List of Managed Properties Other than
                       Controlled Management Properties or Non-Affiliated
                       Management Properties
Exhibit 3.24-4         List of Managed Properties for Sale
Exhibit 3.27           Claims against or Contracts with PGPSI
Exhibit 4.2            Buyer's Required Consents
Exhibit 7.4(a)         Opinion Letter of Stutzman & Bromberg
Exhibit 7.4(b)         [Intentionally Omitted]
Exhibit 7.4(c)         Form of Consulting/Non-Competition
                       Agreement of Cooper
Exhibit 7.4(e)         Form of Employment Non-Competition
                       Agreement of Doug Knaus
Exhibit 8.4(a)         Opinion Letter of Farris, Warfield &
                       Kanaday




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

                 ADDENDUM TO STOCK AND NOTE PURCHASE AGREEMENT
                             AND ESCROW AGREEMENT

     This Addendum to Stock and Note Purchase Agreement and Escrow Agreement ("ADDENDUM AND ESCROW AGREEMENT") is made as of June 26, 1996, by Insignia Commercial Group, Inc., a Delaware corporation ("Buyer"), Paragon Group L.P., a Delaware limited partnership ("PGL"), Texas Paragon Management Partners L.P., a Texas limited partnership ("TPMPL"), and Paragon Group Property Services, Inc., a Delaware corporation ("PGPSI"). PGL and TPMPL are referred to herein collectively as "SELLERS."

                                RECITALS

     A. Buyer, Sellers and PGPSI entered into that certain Stock and Note Purchase Agreement dated as of May 31, 1996 ("STOCK PURCHASE
AGREEMENT").

     B. The parties to the Stock Purchase Agreement wish to make certain modifications to the Stock Purchase Agreement, including modifications to the procedure for the Closing.

     C. In addition, the parties desire to create certain escrow procedures to facilitate the consummation of the Contemplated
Transactions and the Closing.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:
                               AGREEMENT

1.   DEFINITIONS.

     1.1 "BUYER'S DELIVERED DOCUMENTS" shall mean the documents required by the Stock Purchase Agreement to be executed and/or delivered by Buyer, and/or related parties, to Sellers on or before the Closing Date, and required hereunder to be executed and/or delivered to Dallas Escrow Agent on the Delivery Date, and listed on EXHIBIT 1.1 hereto and appropriate counterparts of Sellers' Delivered Documents.

     1.2  "DELIVERY DATE" shall mean June 28, 1996.

     1.3. "ESCROW RELEASE DATE" shall mean that time at or after 9:00 a.m. (Central Daylight Time) July 1, 1996, when the conditions precedent to Sellers' obligation to close have been satisfied and the conditions precedent to Buyer's obligation to close have been satisfied and when the conditions in this Addendum and Escrow Agreement, including the procedural requirements for the Transferred Funds, have been satisfied, but in no event later than 9:00 a.m. (Central Daylight Time) July 5, 1996.

     1.4 "PGL ACCOUNT" shall mean the account maintained at NationsBank, Dallas, Texas designated by PGL as the account into which certain funds shall be sent by wire transfer pursuant to this Addendum and Escrow Agreement.

     1.5 "SELLERS' DELIVERED DOCUMENTS" shall mean the documents required by the Stock Purchase Agreement to be executed and/or delivered by Sellers, and/or related parties, to Buyer on or before the Closing Date, and required hereunder to be executed and/or delivered to Nashville Escrow Agent on the Delivery Date, and listed on EXHIBIT 1.5. hereto and appropriate copies of Buyer's Delivered Documents.

     1.6. "STOCK CERTIFICATES" shall mean the stock certificates representing the Shares.

     1.7. "STOCK PURCHASE ESCROW"  shall mean:
          (a) the receipt of and holding in trust by Nashville Escrow Agent of (i) Sellers' Delivered Documents and (ii) the Stock
     Certificates; and
          (b) the receipt of and holding in trust by Dallas Escrow Agent of Buyer's Delivered Documents, in each case until the Escrow Release Date or until the Escrow
Cancellation Date, as applicable.

     1.8 "TRANSFERRED FUNDS" shall mean the funds described on Exhibit 1.8, hereto, and transmitted by wire transfer to the PGL Account.

     All defined terms not defined herein shall be given the same meanings as such terms are given in the Stock Purchase Agreement.

2.   CLOSING DATE DESIGNATION; IFG WARRANT AGREEMENT EXERCISE PRICE

     2.1. For purposes of the Stock Purchase Agreement, in the event a Closing occurs under the Stock Purchase Agreement and this Addendum and Escrow Agreement, the "Closing Date" and "Closing" shall be deemed to be concurrent with the Effective Time (the end of the day (midnight) Central Daylight Time June 30, 1996). Sellers' Closing Documents and Buyer's Closing Documents and other related documents entered into by the parties in connection with the Stock Purchase Agreement and required hereunder to be delivered on the Delivery Date shall be dated as of June 30, 1996.

     2.2 The exercise price at which PGL shall be entitled to purchase shares of Common Stock of IFG under the IFG Warrant shall be calculated through the period ending at the close of business on June 25, 1996.

3. EXTENSION OF TIME BY BUYER FOR PROVISION OF CERTAIN INFORMATION; SETTLE-UP WITH RESPECT TO CERTAIN OUTSTANDING MATTERS

     3.1 With respect to certain information described on EXHIBIT 3 hereto and required by the Stock Purchase Agreement to be provided to Buyer by Sellers as of the Closing Date, Sellers shall, on the Delivery Date, provide the most recent information available to Sellers in the Ordinary Course of Business, and shall update that information as soon as practicable after the Closing but in all events within thirty (30) days after the Delivery Date, except with respect to the information concerning the Performance Bonds, such information to be provided within seven (7) business days following the Closing. The information provided, when properly provided within the time allowed in this Section 3 and
Exhibit 3, of the Delivery Date, shall be deemed to have been provided as of the Closing Date.

      3.2 The parties agree that following reconciliation of the accounts listed on Item 1 and 2 of Exhibit 3, hereto, any liabilities and/or obligations arising in connection with such accounts shall remain with Sellers and any assets that remain following reconciliation of such accounts shall be the property of Sellers.

4. MODIFICATION TO SECTION 2.4(b) AND 2.7(c) OF THE STOCK PURCHASE AGREEMENT IN CONNECTION WITH THE PAYMENT AMOUNTS AND PAYMENT PROCEDURE.

     4.1 Section 2.4(b) and Section 2.7(c) of the Stock Purchase Agreement are hereby amended, as necessary, to provide that Buyer shall transmit and deliver via wire transfer to the PGL Account, for the benefit of Sellers, Cooper and Means, all amounts due Sellers, Cooper and Means under the Stock Purchase Agreement, less all amounts due from Sellers to Buyer pursuant to Section 2.7(c)(iv), plus all amounts due from Buyer to Sellers under the Closing Allocation of Joint Assets Agreement, all as described on EXHIBIT 1.8 hereto.

     4.2 Section 2.7(c) is amended to provide that the payment required to be made by Sellers to Buyer in respect of the employer portion of tax and withholding liabilities in connection with the $650,000 bonus amount described in Section 2.7(c) shall be paid as follows: one and forty-five hundredths percent (1.45%) of such $650,000 shall be paid in connection with the payment of the Purchase Price, as described herein, and an adjustment, as necessary to reflect the actual liability with respect to such tax and withholding liabilities, shall be made on December 31, 1996.

5.   MODIFICATION TO SECTION 2.7(c)(vii) AND 2.17(d)(2) OF STOCK PURCHASE
AGREEMENT.

     5.1 Section 2.7(c)(vii) of the Stock Purchase Agreement is hereby modified to allow Sellers or an affiliate thereof to maintain the PGPSI Plans listed on EXHIBIT 5.1, hereto, instead of terminating such PGPSI Plans as currently required by such Section 2.7(c)(vii), provided, however, that (i) Sellers shall change no later than July 15, 1996 the Sponsor of such PGPSI Plans and Sellers shall promptly at or immediately after the Effective Time take all steps required to be taken to terminate PGPSI's connection with and relationship with such PGPSI Plans, (ii) all costs and expenses associated with the changes necessary to maintain the PGPSI Plans and/or to terminate PGPSI's connection and relationship of PGPSI with and to such PGPSI Plans shall be borne by Sellers, (iii) all costs, expenses, liabilities and obligations accrued in respect of such PGPSI Plans after the Effective Time shall be borne by Sellers, and (iv) Sellers, jointly and severally, indemnify and hold harmless the Indemnified Persons for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of administration, investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim arising or resulting from, directly or indirectly, from or in connection with such PGPSI Plans allowed to remain in effect after the Effective Time. The foregoing costs of indemnification shall not be subject to the $25,000,000 indemnification limits of Section 10.2 of the Stock Purchase Agreement.

     5.2 Section 2.17(d)(2) clause (ii) of the Stock Purchase Agreement is amended by deleting its present provision and substituting in lieu thereof the following:

     "(ii) permit, at Sellers' expense, within a reasonable time following Closing, a bulk trustee-to-trustee transfer of assets of the tax qualified PGPSI 401(k) Plan that are held for the benefit of Non-Transition Employees or Transition Employees to the IFG 401(k) Plan; provided, however, that neither Buyer nor IFG shall be required to effectuate or accept the bulk trustee-to-trustee transfer to the IFG 401(k) Plan in the event Buyer reasonably determines (and provides written notice to PGL no later than July 31, 1996 of such determination) that the effectuation of such bulk trustee-to-trustee transfer would either impose substantial financial or administrative burdens or costs on IFG or the IFG 401(k) Plan or require substantial modifications to the terms or provisions of the IFG 401(k) Plan. Sellers shall bear all the costs and expenses of initial implementation of any such trustee-to-trustee transfer of assets and shall indemnify the Indemnified Parties for any such additional costs. The foregoing costs of indemnification shall not be subject to the $25,000,000 indemnification limits of
     Section 10.2 of the Stock Purchase Agreement."

6.   AMENDMENT TO SECTION 2.7(c) OF STOCK PURCHASE AGREEMENT.

     The following subsections shall be added to Section 2.7(c) of the Stock Purchase Agreement:
   (xiii) With respect to a proposed lease having Trinity Universal Life as lessee and J.P. Morgan as lessor at the 10,000 North Central office building in Dallas, Texas (the "TUL Lease") and a proposed lease having Hughes Electronics as lessee and Metropolitan Life Insurance Company as lessor at Valwood 25 in the Dallas, Texas area (the "HE Lease"), the projected $125,000 gross leasing commission respecting the TUL Lease and the projected $45,000 gross leasing commission respecting the HE Lease, if actually paid, after deduction for any and all expenses incurred in connection with such leases, including without limitation the payment of any amounts to employees or third parties in connection with such leases shall be allocated between Sellers and Buyer as follows:

          (1) if the TUL Lease or HE Lease becomes fully executed (and delivered) by the parties thereto on or before July 31, 1996, the net leasing commission attributable to such lease(s) which become executed (and delivered) during such period shall be allocated 50% to the Sellers and 50% to the Buyer;

          (2) if the TUL Lease or HE Lease becomes fully executed (and delivered) by the parties thereto after July 31, 1996 but before August 16, 1996, the net leasing commission attributable to such lease(s) which become executed (and delivered) during such period shall be allocated 25% to the Sellers and 75% to the Buyer; and

          (3) if the TUL Lease or HE Lease becomes fully executed (and delivered) by the parties thereto after August 15, 1996, all the net leasing commission attributable to such lease(s) which become executed (and delivered) during such period shall be allocated to Buyer.

          Notwithstanding anything to the contrary stated herein, (y) in respect of the commissions described in subsection (1) above, Sellers shall receive no more than 50% of $125,000 in connection with the TUL Lease and no more than 50% of $45,000 in connection with the HE Lease, in each case subject to Sellers' obligation to pay the appropriate portion of all expenses incurred in connection with such leases; and (z) in respect of commissions described in subsection (2) above, Sellers shall receive no more than 25% of $125,000 in connection with the TUL Lease and no more than 25% of $45,000 in connection with the HE Lease, in each case subject to the Sellers' obligation to pay the appropriate portion of all expenses incurred in connection with such leases. In all events, Buyer shall be entitled to receive the share described in subsections (1) and (2) above and all portions of gross leasing commissions greater than $125,000 for the TUL Lease and $45,000 for the HE Lease.

   (xiv) Sellers shall be entitled to receive 70% of any net acquisition/brokerage fees associated with the sale by AEW to IHG of the office building known as Hurstborne Business Center located in Louisville, Kentucky provided that any such sale closes after June 30, 1996, but before July 15, 1996.

7.   ADDENDUM TO SECTION 2.9 OF STOCK PURCHASE AGREEMENT.

     In addition to the requirement of Section 2.9 that the parties enter into a Tax Allocation Agreement, Sellers also agree to the following:

     Within sixty days following the Closing, Sellers will provide to Buyer all information reasonably necessary to prepare required annual federal and state information returns for the period January 1, 1996 through the date of closing. The information provided will include the data needed to complete Forms W-2, including a reconciliation of the Forms 941 for the first two quarters to the W-2 amounts. The data will be provided in spreadsheet format (either 1-2-3 by Lotus or Microsoft Excel) (or other format agreed to by both parties). Separate spreadsheets (or files) will be provided for each information return. Additionally (within the sixty day period), Sellers will also provide Buyer any permanent documents related to these reports, including vendor and employee lists (with name, address, federal identification number, and other relevant data), Form W-9, and related materials. Should any terminated employee(s) request his(their) form(s) W-2 under the procedures of Revenue Procedure 84-77, Sellers will prepare the necessary federal and state forms and provide them to the employee(s) and provide copies to Buyer. If requested by Buyer, Sellers will prepare and distribute required information returns for the period ending with the Closing Date; these reports will be distributed to the payees no later than January 22, 1997, and the copies for the employer and the government (including magnetic media) given to IFG's payroll department no later than January 24, 1997. Nothing herein shall obligate Sellers to provide Forms 1099 to Buyer prior to the tenth day before the date such Forms are required by applicable law to be filed.

8.   MISCELLANEOUS MODIFICATIONS AND ADDENDUMS TO THE STOCK PURCHASE
     AGREEMENT.

     8.1. The term "Sellers' Closing Documents" in Section 3.2 and the term "Buyer's Closing Document" in Section 4.2 is amended to include this Addendum and Escrow Agreement and that certain letter agreement dated as of the Closing Date by and among Sellers, Buyer and Cooper (the "Closing Date Letter Agreement").

     8.2. The provisions of Section 2.16(d) with respect to a lease/sublease in Louisville, Kentucky are amended to conform to the provisions of Section 4 of the Closing Allocation of Joint Assets
Agreement.

     8.3. The forms of the Paragon Consulting/Non-Compete Agreement and the Cooper Consulting/Non-Compete Agreement are amended to the extent necessary to conform to the Letter Agreement.

     8.4. Personalty, including intangible personalty, which as of June 24, 1996 were assets of PGPSI used jointly in the operation of the PGPSI Commercial Division and in the operation of other business of PGPSI and whose ownership and use are not expressly allocated to Buyer or Sellers in the Closing Allocation Agreement (the "Unallocated Joint Assets") shall be used and allocated as set forth below:

     (a) any insurance policies insuring the life of Cooper shall be exclusively allocated and title transferred to Sellers or their designee at or prior to the Closing Date;

     (b) any tickets or rights to attend sports and entertainment events in the states of Kentucky and Missouri and in the city of Dallas, Texas (and within a 100 mile radius of Dallas) shall be exclusively allocated and transferred to Sellers or their designee at or prior to the Closing Date;

     (c) any (i) restricted stock agreements, (ii) employment agreements,
     (iii) non-solicitation agreements, (iv) non-compete agreements or
     (v) other employment arrangements, in each case between PGPSI and PGPSI employees or former employees (other than any such agreements between PGPSI and any PGPSI employees who become employees of Buyer or its designee, but not such agreements with Transition Employees) shall be assigned and transferred to Sellers (or their designee) at or prior to the Closing;

     (d) subject to subparagraphs 8.5(e) below, all other Unallocated Joint Assets shall continue to be available after the Closing Date for the joint and equitable use and benefit of Buyer and Sellers, it being expressly agreed that: (1) Buyer and Sellers shall pay each other reasonable rent or other amounts for the disproportionate use thereof (as measured by relative value, benefit and use between the

     PGPSI Commercial Division on the one hand and all other business segments of PGPSI on the other), and (2) with respect to intangible Unallocated Joint Assets, the beneficiaries (such as PGPSI respecting the pre-Closing PGPSI Commercial Division and New Paragon Residential respecting pre-Closing other business segments of PGPSI) of such intangible assets shall continue after the Closing Date to have the right to enforce the rights and obligations thereunder regardless of whether such intended beneficiary is the title holder of such personalty and Buyer and Sellers (and the respective affiliates of Buyer and Sellers) shall cooperate with each other to assist any intended beneficiary in realizing the intended benefits and right thereunder;

     (e) notwithstanding any provision of Section 8.5(d) to the contrary:

          (1) Buyer shall have the right to purchase (and shall pay to Sellers a fair price based on the relative value, benefit and use between the PGPSI Commercial Division on the one hand and all other business segments of PGPSI on the other) and to acquire the exclusive possessory use and title of any Unallocated Joint Assets which have been predominantly used in the operation of the PGPSI Commercial Division; and

          (2) Sellers shall have the right to purchase (and shall pay to Buyer a fair price based on the relative value, benefit and use between the PGPSI Commercial Division on the one hand and all other business segments of PGPSI on the other) and to acquire the exclusive title and possessory use of all Unallocated Joint Assets not described in subparagraph 8.5(e)(1) above.

     8.5 Section 2.7(b) of the Stock Purchase Agreement is amended to require the Initial Proration Report to be delivered in two parts, the first part within five (5) business days following thirty (30) days after the Closing and the second part within five (5) business days following sixty (60) days after the Closing.

9.   EXECUTION AND DELIVERY OF DOCUMENTS.

     9.1. Representatives of the parties shall convene at the offices of Sellers, 7557 Rambler Road, Dallas, Texas, on the Delivery Date and deliver into the Stock Purchase Escrow all documents required to be executed and/or delivered at or before Closing, including without limitation the Sellers' Closing Documents, the Closing Cooper Agreements, the Stock Certificates, and Buyer's Closing Documents.

     9.2. This Agreement shall not relieve any party of any obligation under the Stock Purchase Agreement to notify any other party if it becomes aware before the Closing Date of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of the Stock Purchase Agreement and before the Closing Date, or if a party becomes aware of the occurrence after the date of the Stock Purchase Agreement of any fact or condition that would (except as expressly contemplated by the Stock Purchase Agreement or this Addendum and Escrow Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, provided, however, that any notification or document delivery obligation arising on the Closing Date shall terminate at noon Central Daylight Time on the Closing Date. Notwithstanding such termination of the notification and document delivery obligation of the parties at noon Central Daylight Time on the Closing Date and notwithstanding any other provision in this Addendum and Escrow Agreement or of the Stock Purchase Agreement, each party shall have not less than twelve hours after actual receipt of any notice or document delivery from the other party to evaluate any information provided and respond to such information. Any correspondence, notice or other document delivered by one party to the other shall be deemed to be a Modification Notice if in the reasonable judgment of the deliveree party it has a material effect on the representations, warranties or other disclosures contained in or required to be made by the Stock Purchase Agreement or other Transaction Documents.

     9.3. Notwithstanding any other provision of this Addendum and Escrow Agreement or of the Stock Purchase Agreement any notice or document delivery obligation of a party hereto otherwise arising between 5 p.m. Central Daylight Time, Friday, June 28, 1996 and noon, Central Daylight Time on the Closing Date shall also include the obligation to use the notifying or delivering party's Best Efforts to contact Janice Cole by calling her beeper number (888/582-1781), and then personally conversing via telephone with Ms. Cole, with confirmation by facsimile, at 615-783-1099, of any information conveyed if Buyer is the notified or deliveree party or by contacting Lynn Caldwell at 214/821-1291, with confirmation by facsimile, at 214-891-2019, of any information conveyed, if Sellers or Cooper is the notified or deliveree party.

10.  THE CLOSING.

     The Closing shall be effectuated as follows:

     10.1. In the absence prior to the Effective Time, (a) of a facsimile notification by Buyer to Sellers of a failure of a condition precedent to Buyer's obligation to close, and/or (b) of facsimile notification by Sellers to Buyer of a failure of a conditition precedent to Sellers' obligation to close, all conditions precedent to Sellers' obligation to close and to Buyer's obligation to close shall be deemed to have been satisfied.

     10.2 If all conditions precedent to Sellers' obligation to close and to Buyer's obligation to close have been satisfied, Buyer shall, at or before 9:00 a.m. (Central Daylight Time) July 1, 1996, initiate the procedure to transmit by wire transfer to the PGL Account the funds required to be paid to Sellers, Cooper and Means pursuant to the Stock Purchase Agreement, the other Transaction Documents, and this Addendum and Escrow Agreement, all as described in EXHIBIT 1.8, hereto (once transferred, the "TRANSFERRED FUNDS.")

     10.3. The Stock Purchase Escrow Agents shall carry out their duties as Stock Purchase Escrow Agents, pursuant to this Addendum and Escrow Agreement.

11.  APPOINTMENT OF COUNSEL AS ESCROW AGENTS.

     11.1 With the approval of Buyer, the parties appoint Farris, Warfield & Kanaday, a Tennessee general partnership engaged in the practice of law with its offices in Nashville, Tennessee, as an escrow agent ("NASHVILLE ESCROW AGENT"), to receive and hold Sellers' Delivered Documents and the Stock Certificates, from the Delivery Date until the Escrow Release Date or until the Escrow Cancellation Date, whichever first occurs.

     11.2 With the approval of Sellers, the parties appoint Stutzman & Bromberg, a Texas professional corporation engaged in the practice of law, as an escrow agent ("DALLAS ESCROW AGENT"), to receive and hold Buyer's Delivered Documents from the Delivery Date until the Escrow Release Date or until the Escrow Cancellation Date, whichever first occurs.

     11.3 The parties acknowledge that Nashville Escrow Agent represents Buyer and IFG and that the Dallas Escrow Agent represents Sellers, Cooper and Means. The parties further acknowledge that the appointment and fulfillment of duties as escrow agent do not create an attorney/client relationship: (a) between Nashville Escrow Agent and any of Sellers, Cooper or Means, or (b) between Dallas Escrow Agent and either Buyer or ICG.

12.  DUTIES OF STOCK PURCHASE ESCROW AGENTS.

     Dallas Escrow Agent and Nashville Escrow Agent (collectively, the "STOCK PURCHASE ESCROW AGENTS") agree to take the following actions, with respect to which they shall have no discretion:

     12.1. Nashville Escrow Agent shall receive and hold in safe-keeping and trust the Sellers' Delivered Documents and the Stock Certificates, and Dallas Escrow Agent shall receive and hold in safe-keeping and in trust Buyer's Delivered Documents, according to the instructions provided herein and subject to other written instructions provided by Sellers or Buyer, as applicable, pursuant to the procedure described herein.

     12.2 PGL shall immediately notify Buyer, Dallas Escrow Agent and Nashville Escrow Agent, in writing by facsimile, of the receipt of the Transferred Funds into the PGL Account.

     12.3 Upon receipt of written notice delivered by PGL by facsimile that the Transferred Funds have been received, (a) Nashville Escrow Agent shall immediately release and deliver to Buyer the Stock Certificates and Sellers' Delivered Documents, and (b) the Dallas Escrow Agent shall immediately release and deliver to Sellers Buyer's Delivered Documents.

     12.4 If, prior to the Effective Time, Buyer notifies Sellers and Dallas Escrow Agent by facsimile of non-satisfaction of a condition precedent to Buyer's obligation to close and/or Sellers notify Buyer and Nashville Escrow Agent by facsimile of non-satisfaction of a condition precedent to Sellers' obligation to close, Nashville Escrow Agent shall return to Sellers via a recognized overnight delivery courier Sellers' Delivered Documents and the Stock Certificates, and Dallas Escrow Agent shall return to Buyer via a recognized overnight delivery courier Buyer's Delivered Documents.

     12.5. If, after the Effective Time and after the respective conditions precedent to Sellers' and Buyer's obligations to close have been deemed to be satisfied, the funds described on EXHIBIT 1.8 hereto are not wired by Buyer to nor received into the PGL Account by 9:00 a.m. (Central Daylight Time) on July 2, 1996, Nashville Escrow Agent shall, upon its receipt thereafter of facsimile notice by PGL of the failure of PGL Account to receive such funds, return, via a recognized overnight delivery courier, to Sellers Sellers' Delivered Documents and the Stock Certificates unless expressly instructed by facsimile otherwise in writing by PGL, and Dallas Escrow Agent shall return, via a recognized overnight delivery courier, to Buyer Buyer's Delivered Documents unless expressly instructed by facsimile otherwise in writing by Buyer.

     12.6. In all events, if prior to 9:00 a.m. (Central Daylight Time) on July 5, 1996 PGL has not received into the PGL Account the Transferred Funds and has not disseminated facsimile notices in accordance with this Addendum and Escrow Agreement:

     (a) Nashville Escrow Agent shall return to Sellers the Stock
     Certificates via a recognized overnight delivery courier and shall destroy all the Sellers' Delivered Documents; and

     (b) Dallas Escrow Agent shall destroy Buyer's Delivered Documents.

     13.  PERFORMANCE BONDS.

     With respect to the performance bonds described in Section 5.7 of the Stock Purchase Agreement:

     (a) Buyer shall cause such bonds to be replaced as soon as commercially practicable; and

     (b) , subject to its obligations in 13(a) above, Buyer shall continue such bonds in effect until they are replaced (or their expiration, if earlier); and

     (c) except as may otherwise be provided in Sections 2.6, 2.7 and
     10.2 of the Stock Purchase Agreement, Buyer hereby indemnifies Sellers against any loss, claims, ], damages or costs arising from or related to the continuation of the performance bonds after the Closing Date.

     14. NO OTHER CHANGES; GENERAL PROVISIONS OF STOCK PURCHASE AGREEMENT
CONTROL.

     The execution, delivery and effectiveness of this Addendum and Escrow Agreement does not operate as an amendment to or modification or waiver of the Stock Purchase Agreement except with respect to the express terms herein and is subject to the specific conditions described herein. In addition, the general provisions of the Stock Purchase Agreement set forth in Sections 11.1 through 11.4, 11.6, 11.7, 11.8, and 11.10 through
11.15 are hereby incorporated by reference.

     IN WITNESS WHEREOF, the parties have executed and delivered this Addendum and Escrow Agreement as of the date first written above.


PARAGON GROUP L.P.                      PARAGON GROUP PROPERTY SERVICES,
                                        INC.
By: Paragon Group G Holdings, Inc.
     its General Partner


     By:                                By:
         ----------------------------          -------------------------
     Title:                             Title:
            -------------------------          -------------------------

TEXAS PARAGON MANAGEMENT PARTNERS       INSIGNIA COMMERCIAL GROUP, L.P.,
a Texas limited partnership             INC.

By: PGI Management Holdings, Inc.       By:
    a Texas corporation                     ----------------------------
                                        Title:
     By:                                        ------------------------
         ----------------------------
     Title:
            -------------------------

ACKNOWLEDGED:


- -----------------------------
WILLIAM R. COOPER


- -----------------------------
STEVEN A. MEANS

              ACKNOWLEDGMENT OF APPOINTMENT AS ESCROW AGENT
                                   and
                    AGREEMENT TO SERVE AS ESCROW AGENT


     NASHVILLE ESCROW AGENT. Farris, Warfield & Kanaday, a Tennessee general partnership engaged in the practice of law, acknowledges its appointment as Nashville Escrow Agent, as described in this Addendum and Escrow Agreement and accepts such appointment, on the terms and conditions herein. This appointment as Nashville Escrow Agent is limited by the express terms of this Addendum and Escrow Agreement to the duties and scope and duration described herein.

                          FARRIS, WARFIELD & KANADAY


                          By:
                               ---------------------------
                               B. Riney Green, Partner


     DALLAS ESCROW AGENT. Stutzman & Bromberg, a Texas professional corporation, acknowledges its appointment as Dallas Escrow Agent, as described in this Addendum and Escrow Agreement and accepts such appointment, on the terms and conditions herein. This appointment as Dallas Escrow Agent is limited by the express terms of this Addendum and Escrow Agreement to the duties and scope and duration described herein.

                                  STUTZMAN & BROMBERG, A PROFESSIONAL
                                  CORPORATION


                                  By:
                                      ------------------------------

                                      ------------------------------

                                    EXHIBIT 1.1

                            Buyer's Delivered Documents

         1.   PARAGON CONSULTING/NON-COMPETITION AGREEMENT.

         2.   COOPER CONSULTING/NON-COMPETITION AGREEMENT.

         3.   MEANS CONSULTING/NON-COMPETITION AGREEMENT.

         4.   TAX ALLOCATION AGREEMENT.

         5.   CLOSING ALLOCATION OF JOINT ASSETS AGREEMENT.

         6.   IFG WARRANT AGREEMENT.

         7.   IFG WARRANT.

         8.   IFG REGISTRATION RIGHTS AGREEMENT.

         9.   PG PARENT WARRANT AGREEMENT.

         10.  INVESTMENT LETTER FROM ICG.

         11.  PG PARENT REGISTRATION RIGHTS AGREEMENT.

         12.  REAL ESTATE BROKERAGE AGREEMENT (ST. LOUIS).

         13.  REAL ESTATE BROKERAGE AGREEMENT (GREAT SOUTHWEST).

         14.  REAL ESTATE BROKERAGE AGREEMENT (SOUTHWOOD).

         15.  REAL ESTATE BROKERAGE AGREEMENT (WESTGATE).

         16.  BUYER'S CLOSING CERTIFICATE.

         17.  CLOSING COOPER AGREEMENTS
              (1)  AGREEMENT EXECUTED BY COBB
              (2)  AGREEMENT EXECUTED BY LEVEY

         18.  COPIES OF CONSENTS

         19.  OPINION OF FARRIS, WARFIELD & KANADAY.

         20.  ADDENDUM AND ESCROW AGREEMENT

         21.  EMPLOYMENT/NON-COMPETITION AGREEMENT (KNAUS)

         22.  CLOSING DATE LETTER AGREEMENT.

                                  EXHIBIT   1.5

                            Sellers' Delivered Documents

         1.   CERTIFICATES REPRESENTING THE SHARES

         2.   TAX ALLOCATION AGREEMENT
              (1)  DESIGNATION OF INDIVIDUAL (TAX OFFICER)
              (2)  "FOREIGN PERSON" CERTIFICATE FROM EACH SELLER

         3.   PGPSI NOTE

         4.   RELEASE FROM HOLDER OF FOUR NOTES

         5. PARAGON CONSULTING/NON-COMPETITION AGREEMENT FROM SELLERS AND PG PARENT

         6.   IFG WARRANT AGREEMENT

         7.   INVESTMENT LETTER FROM PGL

         8.   IFG REGISTRATION RIGHTS AGREEMENT

         9.   PG PARENT WARRANT AGREEMENT

         10.  PG PARENT WARRANTS (2 warrants)

         11.  PG PARENT REGISTRATION RIGHTS AGREEMENT

         12.  CLOSING ALLOCATION OF JOINT ASSETS AGREEMENT

         13.  SPECIAL WARRANTY DEED TRANSFERRING DALLAS INDUSTRIAL

         14.  GREAT SOUTHWEST MANAGEMENT AGREEMENT

         15.  PGPSI REPLACEMENT MANAGEMENT AGREEMENT (Southwood)

         16.  PGPSI REPLACEMENT MANAGEMENT AGREEMENT (Westgate)

         17.  PGPSI REPLACEMENT MANAGEMENT AGREEMENT (St. Louis)

         18.  REAL ESTATE BROKERAGE AGREEMENT (Southwood)

         19.  REAL ESTATE BROKERAGE AGREEMENT (Westgate)

         20.  REAL ESTATE BROKERAGE AGREEMENT (St. Louis)

         21.  REAL ESTATE BROKERAGE AGREEMENT (Great Southwest)

         21.  CLOSING CERTIFICATE EXECUTED BY SELLERS AND PGPSI

         22.  LIST OF "EFFECTIVE TIME PGPSI COMMERCIAL CLIENTS"

         23. LIST OF EFFECTIVE TIME PGPSI COMMERCIAL PROPERTIES (EXHIBIT 2.5.(A)-2)



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

         24.  EVIDENCE OF TRANSFER OF EXCLUDED ASSETS
              (1)  CONTRIBUTION AGREEMENT
              (2)  BILL OF SALE, ASSIGNMENT AND ASSUMPTION
              (3)  ASSIGNMENT OF MANAGEMENT AGREEMENTS
              (4)  ASSIGNMENT OF LEASES

         25.  EFFECTIVE TIME EMPLOYEE ACCOUNTS RECEIVABLE (EXHIBIT 3.8(B))

         26.  CLOSING COOPER AGREEMENTS
              (1)  AGREEMENT EXECUTED BY COBB
              (2)  AGREEMENT EXECUTED BY LEVEY
              (3)  OPINION OF STUTZMAN AND BROMBERG

         27.  COOPER CONSULTING/NON-COMPETITION AGREEMENT

         28.  MEANS CONSULTING/NON-COMPETITION AGREEMENT

         29.  OPINION OF STUTZMAN & BROMBERG

         30.  PRO FORMA FINANCIAL STATEMENTS OF PGPSI

         31.  "COMFORT LETTERS" FROM E&Y

         34.  AMENDED LEASE IN CONNECTION WITH LOUISVILLE LEASE AGREEMENT

         35.  ASSIGNMENT TO PGPSI OF PGPSI SERVICE AGREEMENTS, AS
              APPROPRIATE

         37.  ADDENDUM AND ESCROW AGREEMENT

         39.  CLOSING DATE LETTER AGREEMENT

         40.  NOTICE: LETTER TERMINATING BROKERAGE AGREEMENT (THE
                        PARAGON)

         41.  MODIFICATION NOTICE


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

                                  EXHIBIT   1.8
                             [Attach Closing Statement]








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


                                     EXHIBIT 3

            Information for Which Extended Time is Granted - Section 3.


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



                                   EXHIBIT 5.1

                           PGPSI Plans to Remain In Place

         I.   VARIOUS BENEFIT PLANS
              (1)  Employee Stock Purchase Plan
              (2)  Employee Restricted Plan
              (3)  Employee Stock Option Plan
              (4)  COBRA
              (5)  Group Health and Dental
              (6)  Group Life and Accidental Death and Dismemberment
              (7)  Short-Term Disability
              (8)  Long-Term Disability
              (9)  Travel and Accident Life Insurance



         II.  401(K) RETIREMENT AND SAVINGS PLAN
              The Paragon Group Property Services, Inc. 401(k) Retirement and Savings Plan


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